SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHEMICAL FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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March 7, 2008

CHEMICAL
 FINANCIAL CORPORATIONSM

333 East Main Street
Midland, Michigan 48640

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 21, 2008

You are invited to attend the annual meeting of shareholders of Chemical Financial Corporation at the Midland Center for the Arts, 1801 W. St. Andrews Drive, Midland, Michigan, on Monday, April 21, 2008, at 2:00 p.m. local time. At the meeting, we will:

1. Elect thirteen directors;

2. Vote on the proposed Chemical Financial Corporation Directors’ Deferred Stock Plan; and

3. Conduct any other business that may properly come before the meeting.

You may vote at the meeting and any adjournment of the meeting if you were a shareholder of record at the close of business on February 21, 2008.

Our 2007 Annual Report to Shareholders is enclosed with this Notice. Our proxy statement and enclosed proxy card are being sent to shareholders on and after March 7, 2008.

We look forward to seeing you at the meeting.

By Order of the Board of Directors,

David B. Ramaker
Chairman, Chief Executive Officer and President

Your vote is important to us.
Even if you plan to attend the meeting,
PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

CHEMICAL FINANCIAL CORPORATION
333 East Main Street
Midland, Michigan 48640

ANNUAL MEETING OF SHAREHOLDERS
April 21, 2008

PROXY STATEMENT

Meeting Information

Time and Place of Meeting

You are invited to attend the annual meeting of shareholders of Chemical Financial Corporation (“Chemical Financial” or the “Corporation”) that will be held on Monday, April 21, 2008, at the Midland Center for the Arts, 1801 W. St. Andrews Drive, Midland, Michigan, at 2:00 p.m. local time.

This proxy statement and the enclosed proxy card are being furnished to you on and after March 7, 2008, in connection with the solicitation of proxies by Chemical Financial’s board of directors for use at the annual meeting. In this proxy statement, “we,” “us” and “our” refer to Chemical Financial, “you” and “your” refer to Chemical Financial shareholders, and “Chemical Bank” refers to Chemical Bank, Chemical Financial’s sole banking subsidiary.

Purpose of Meeting

The purpose of the annual meeting is to consider and vote upon the election of thirteen directors and approval of the Chemical Financial Corporation Directors’ Deferred Stock Plan. Your board of directors recommends that you vote FOR each of the nominees discussed in this proxy statement and FOR approval of the Chemical Financial Corporation Directors’ Deferred Stock Plan, which is described in and included as Appendix A of this proxy statement.

How to Vote Your Shares

You may vote at the meeting or by proxy if you were a shareholder of record of Chemical Financial common stock on February 21, 2008. You are entitled to one vote per share of Chemical Financial common stock that you own on each matter presented at the annual meeting.

As of February 21, 2008, there were 23,823,245 shares of Chemical Financial common stock issued and outstanding.

Your shares will be voted at the annual meeting if you properly sign and return to us the enclosed proxy. If you specify a choice, your shares will be voted as specified. If you do not specify a choice, your shares will be voted for the election of each nominee for director named in this proxy statement and for approval of the Chemical Financial Corporation Directors’ Deferred Stock Plan. If other matters are presented at the annual meeting, the individuals named in the enclosed proxy will vote your shares on those matters in their discretion. As of the date of this proxy statement, we do not know of any other matters to be considered at the annual meeting.

You may revoke your proxy at any time before it is exercised by:

•	delivering written notice to the Secretary of Chemical Financial; or

•	attending and voting at the annual meeting.

Who Will Solicit Proxies

Directors, officers and employees of Chemical Financial and its affiliates will initially solicit proxies by mail. They also may solicit proxies in person, by telephone or by other means, but they will not receive any additional compensation for these efforts. Nominees, trustees and other fiduciaries who hold stock on behalf of beneficial owners of Chemical Financial common stock may communicate with the beneficial owners by mail or otherwise and may forward proxy materials to and solicit proxies from the beneficial owners. Chemical Financial will pay all costs of solicitation of proxies. Chemical Financial has engaged Georgeson Shareholder Communications, Inc. at an estimated cost of $1,200, plus expenses, to assist in the distribution of these materials.

Required Vote and Quorum

A plurality of the shares voting at the annual meeting is required to elect directors. This means that if there are more nominees than director positions to be filled, the nominees for whom the most votes are cast will be elected. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

A majority of the votes cast by shareholders entitled to vote is required to approve the Chemical Financial Corporation Directors’ Deferred Stock Plan. In counting votes for approval of the plan, abstentions, broker non-votes and other shares not voted will not be counted as voted, and the number of shares of which a majority is required will be reduced by the number of shares not voted.

A majority of the shares entitled to vote at the annual meeting must be present or represented at the meeting to constitute a quorum. If you submit a proxy or attend the meeting in person, your shares will be counted towards the quorum, even if you abstain from voting on some or all of the matters introduced at the meeting. Broker non-votes also count for quorum purposes.

Election of Directors

The board of directors presently consists of thirteen individuals. The term of office for each of the directors expires at the annual meeting each year.

Following a review and recommendation from the Corporate Governance and Nominating Committee, the board of directors proposes that the following nominees be elected as directors for terms expiring at the annual meeting of shareholders to be held in 2009:

Nominees

Gary E. Anderson	Michael T. Laethem	Larry D. Stauffer
J. Daniel Bernson	Geoffery E. Merszei	William S. Stavropoulos
Nancy Bowman	Terence F. Moore	Franklin C. Wheatlake
James A. Currie	Aloysius J. Oliver
Thomas T. Huff	David B. Ramaker

Each proposed nominee currently serves as a director of Chemical Financial for a term that will expire at this year’s annual meeting. Mr. Calvin D. Prins, who was elected to the board of directors at the prior annual meeting of shareholders on April 16, 2007 resigned from the board on June 4, 2007 for personal reasons. The persons named in the enclosed proxy card intend to vote for the election of the thirteen nominees listed above. The proposed nominees are willing to be elected and serve as directors. If a nominee is unable to serve or is otherwise unavailable for election, which we do not anticipate, the incumbent board of directors may or may not select a substitute nominee. If a substitute nominee is selected, your proxy will be voted for the person selected. If a substitute nominee is not selected, your proxy will be voted for the election of the remaining nominees. No proxy will be voted for a greater number of persons than the number of nominees named above.

Biographical information is presented below concerning the current directors and nominees for director of Chemical Financial. All current directors, former directors who served during any part of 2007, and nominees for director, except David B. Ramaker and Calvin D. Prins, qualified as independent directors as defined by the Sarbanes-Oxley Act of 2002 and applicable Nasdaq Stock Market listing standards, including such definitions applicable to each committee of the board of directors upon which he or she serves or served. In making this determination, the board of directors considered all ordinary course loan and other business transactions between directors and Chemical Bank. Except as otherwise indicated, each nominee has had the same principal employment for over five years.

Chemical Financial’s Board of Directors and Nominees for Election as Directors

Gary E. Anderson, age 62, has served as a director of Chemical Financial since January 2005 and is a member of the Audit Committee and Chairman of both the Compensation and Pension and Corporate Governance and Nominating Committees. Mr. Anderson has been a director of Chemical Bank since January 2001. Mr. Anderson was appointed as Lead Independent Director of the Corporation in April 2006. Mr. Anderson is retired Chairman of the board of the Dow Corning Corporation. Mr. Anderson joined the Dow Corning Corporation, a diversified company specializing in the development, manufacture and marketing of silicones and related silicon-based products, in 1967 and served in various executive capacities for over 25 years, including Chairman, President and Chief Executive Officer, retiring as Chairman on December 31, 2005. Mr. Anderson is a director of Eastman Chemical Company.

J. Daniel Bernson, age 66, has served as a director of Chemical Financial since January 2001 and is a member of the Audit, Compensation and Pension and Corporate Governance and Nominating Committees. Mr. Bernson served as a director of Chemical Bank Shoreline (merged into Chemical Bank on December 31, 2005) from July 1999 through December 31, 2005. Mr. Bernson became a director of Chemical Bank on January 1, 2006. Mr. Bernson is Vice Chairman of The Hanson Group, St. Joseph, Michigan, a holding company with diversified business interests in southwest Michigan, including Hanson Mold, Hanson Logistics, Eagle Technologies Group, The Meadows Subdivision and Pure Fact, Inc. Mr. Bernson was President of The Hanson Group from 1988 until December 2006 and Chief Executive Officer from April 2004 until December 2006. Mr. Bernson became Vice Chairman of The Hanson Group upon his retirement as President and Chief Executive Officer in December 2006.

Nancy Bowman, age 56, has served as a director of Chemical Financial since January 2003 and is a member of the Audit and Compensation and Pension Committees. Ms. Bowman served as a director of Chemical Bank West (merged into Chemical Bank on December 31, 2005) from 1982 through December 31, 2005. Ms. Bowman became a director of Chemical Bank on January 1, 2006. Ms. Bowman is also a community advisory board member. Ms. Bowman is a certified public accountant and co-owner of Bowman & Rogers, PC, an accounting and tax services company located in Lake City, Michigan.

James A. Currie, age 49, has been a director of Chemical Financial since August 1993 and is a member of the Compensation and Pension and Corporate Governance and Nominating Committees. Mr. Currie has served as a director of Chemical Bank since February 1992. Mr. Currie is an investor.

Thomas T. Huff, age 65, has served as a director of Chemical Financial since January 2004 and is a member of the Audit and Compensation and Pension Committees. Mr. Huff served as a director of Chemical Bank Shoreline (merged into Chemical Bank on December 31, 2005) from 1986 through December 31, 2005. Mr. Huff became a director of Chemical Bank on January 1, 2006 and is also a community advisory board member. From 1987 to 2002, Mr. Huff was a senior partner with the Varnum, Riddering, Schmidt and Howlett law firm. Mr. Huff is owner of Peregrine Realty LLC (a real estate development company) and Peregrine Restaurant LLC (owner of London Grill restaurants), and continues to practice law in Kalamazoo, Michigan.

Michael T. Laethem, age 49, has served as a director of Chemical Financial since January 1, 2006. Mr. Laethem has served as a director of Chemical Bank since January 2001 and is also a community advisory board member. Mr. Laethem has served on various subsidiary and advisory boards of Chemical Financial since 1993. Mr. Laethem is a certified public accountant and is also the co-owner of Farm Depot, LTD, a company that purchases, sells and leases farm equipment, in Caro, Michigan.

Geoffery E. Merszei, age 56, has served as a director of Chemical Financial and Chemical Bank since January 1, 2006 and is a member of the Audit and Corporate Governance and Nominating Committees. Mr. Merszei is Executive Vice President and Chief Financial Officer and a director of The Dow Chemical Company (Dow), a diversified science and technology company that manufactures chemical, plastic and agricultural products. Mr. Merszei joined Dow in 1977 as a credit manager and progressed through various roles in the finance organization of the company, becoming Vice President and Treasurer in 1996. Mr. Merszei left Dow in 2001 and became Executive Vice President and Chief Financial Officer of Alcan Inc., a diversified company specializing in the production of aluminum, a provider of packaging, and metal trading. Mr. Merszei left Alcan Inc. and returned to Dow in July 2005 and became Executive Vice President and Chief Financial Officer of Dow and a member of its board of directors.

Terence F. Moore, age 64, has served as a director of Chemical Financial since January 1998 and is Chairman of the Audit Committee and a member of the Compensation and Pension and Corporate Governance and Nominating Committees. Mr. Moore has served as a director of Chemical Bank since February 1991. Mr. Moore has been President and Chief Executive Officer of MidMichigan Health in Midland, Michigan since 1982. MidMichigan Health is a health care organization operating in central and northern Michigan. From 1977 to 1984, Mr. Moore was President and Chief Executive Officer of MidMichigan Medical Center in Midland, which is MidMichigan Health’s largest subsidiary.

Aloysius J. Oliver, age 67, has served as a director of Chemical Financial since January 1997 and served as Chairman of its board of directors from January 2002 until May 1, 2004. Mr. Oliver is a member of the Audit, Compensation and Pension and Corporate Governance and Nominating Committees. Mr. Oliver previously served as President and Chief Executive Officer of Chemical Financial from January 1997 until his retirement on December 31, 2001. Before being appointed President and Chief Executive Officer of Chemical Financial, Mr. Oliver served as Executive Vice President and Secretary from January 1985 to December 1996. Mr. Oliver joined Chemical Financial from Chemical Bank in January 1985. Mr. Oliver joined Chemical Bank in 1957 and served in various management capacities. Mr. Oliver became Vice President and Cashier of Chemical Bank in 1975, Secretary to the board of directors in 1979 and Senior Vice President in 1981. Mr. Oliver became a director of Chemical Bank in August 1996.

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David B. Ramaker, age 52, is Chairman, Chief Executive Officer and President of Chemical Financial. Mr. Ramaker was appointed Chief Executive Officer and President in January 2002 and Chairman in April 2006. Mr. Ramaker has been a director of Chemical Financial since October 2001. Mr. Ramaker also serves as Chairman, Chief Executive Officer and President of Chemical Bank. Mr. Ramaker joined Chemical Bank as Vice President on November 29, 1989. Mr. Ramaker became President of Chemical Bank Key State (consolidated into Chemical Bank) in October 1993. Mr. Ramaker became President and a member of the board of directors of Chemical Bank in September 1996 and Executive Vice President and Secretary to the board of Chemical Financial and Chief Executive Officer of Chemical Bank on January 1, 1997. Mr. Ramaker served as Chief Executive Officer and President of Chemical Bank until December 31, 2001. He resumed these positions on January 1, 2006. Mr. Ramaker became Chairman of the board of Chemical Bank in January 2002. During the last five years, Mr. Ramaker has served as a director of all of the Corporation’s subsidiaries. Mr. Ramaker is also a member of the Executive Management Committee of Chemical Financial.

Larry D. Stauffer, age 62, has served as a director of Chemical Financial and Chemical Bank since January 1, 2006. Mr. Stauffer served as a director of Chemical Bank West (merged into Chemical Bank on December 31, 2005) from May 2004 through December 31, 2005. Mr. Stauffer is also a community advisory board member. Mr. Stauffer served from 1984 to November 2007 as President of Auto Paint, Inc. and Auto Wares Tool Company, both divisions of Auto Wares Inc., an automotive parts distribution company that serves the Midwest section of the United States, headquartered in Grand Rapids, Michigan. In November 2007, Mr. Stauffer became an employee consultant of Auto Wares Inc.

William S. Stavropoulos, age 68, has been a director of Chemical Financial since August 1993 and a director of Chemical Bank since April 1992. Mr. Stavropoulos is a member of the Audit, Compensation and Pension and Corporate Governance and Nominating Committees. Mr. Stavropoulos is retired Chairman of the board of directors of The Dow Chemical Company (Dow), a diversified science and technology company that manufactures chemical, plastic and agricultural products. Mr. Stavropoulos joined Dow in 1967 and served in various senior management positions. Mr. Stavropoulos was named President of Dow Latin America in 1984, Group Vice President in 1987, Vice President in 1990, President of Dow U.S.A. in 1990, Senior Vice President in 1991, President and Chief Operating Officer in 1993, Chief Executive Officer in November 1995 and Chairman of the board of directors in November 2000. Mr. Stavropoulos was a member of the board of directors of Dow from July 1990 to March 2006. Mr. Stavropoulos served as President and Chief Executive Officer of Dow from 1995 to 2000 and was reappointed to that position in December 2002. In November 2003, Mr. Stavropoulos relinquished the position as President, in November 2004 he relinquished the position as Chief Executive Officer and he retired as Chairman of Dow on April 1, 2006. Mr. Stavropoulos is Chairman Emeritus of Dow. Mr. Stavropoulos is also a director of Maersk Inc., Teradata Corporation and Tyco International, Inc. and a trustee of the Fidelity Group of Funds.

Franklin C. Wheatlake, age 60, has served as a director of Chemical Financial and Chemical Bank since January 1, 2006 and is a member of the Audit and Compensation and Pension Committees. Mr. Wheatlake served as a director of Chemical Bank West (merged into Chemical Bank on December 31, 2005) from 2001 through December 31, 2005. Mr. Wheatlake is Chairman of Utility Supply and Construction Company, a company that provides supply chain, material distribution, logistics support and construction services to the electric and gas utility industry, and a dealer/principal of Reed City GMC Truck, an automobile/light truck dealership, both located in Reed City, Michigan.

Your Board of Directors Recommends that You Vote
FOR the Election of All Nominees as Directors

Committees of the Board of Directors

Among others, the board of directors has established the following three standing committees:

•	Audit Committee

•	Compensation and Pension Committee

•	Corporate Governance and Nominating Committee

Audit Committee. The Audit Committee of the Corporation serves in a dual capacity as the Audit Committee of the Corporation and Chemical Bank. The Audit Committee was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee oversees the accounting and financial reporting processes on behalf of the boards of directors of the Corporation and Chemical Bank. The Audit Committee oversees the audit of the financial statements and is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by the Corporation. The Audit Committee operates pursuant to a written charter, a current copy of which is available on Chemical Financial’s corporate website at www.chemicalbankmi.com under “Investor Information.” The Audit Committee is comprised solely of independent directors as defined by the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market listing standards. The Audit Committee has a Pre-Approval Policy to pre-approve the audit and non-audit services performed by the independent registered public accounting firm. All services provided by the independent registered public accounting firm are either within general pre-approved limits or specifically approved by the Audit Committee. The general pre-approval limits are detailed as to each particular service and are limited by a specific dollar amount for each type of service per project. Subject to certain limitations, the authority to grant pre-approvals may be delegated to one or more members of the Audit Committee. The Pre-Approval Policy requires the Audit Committee to be informed of the services provided under the pre-approval guidelines at the next regularly scheduled Audit Committee meeting. The Audit Committee met eight times during 2007. During 2007, the Audit Committee was composed of Mr. Moore, Chairman, Ms. Bowman and Messrs. Anderson, Bernson, Huff, Merszei, Oliver, Stavropoulos and Wheatlake. Messrs. Anderson, Bernson, Merszei, Moore, Oliver and Stavropoulos are considered “audit committee financial experts” as defined by the Securities and Exchange Commission (SEC).

Compensation and Pension Committee. The Compensation and Pension Committee reviews salaries, bonuses and other compensation of all officers of Chemical Financial and Chemical Bank, administers Chemical Financial’s share-based compensation plans, makes recommendations to the board of directors regarding the grants of share-based compensation awards under these plans, and annually reviews the Corporation’s benefit programs, including the pension, supplemental pension, nonqualified deferred compensation and 401(k) savings plans. All share-based compensation plans outstanding have been approved by the Corporation’s shareholders. The Compensation and Pension Committee operates pursuant to a written charter, a current copy of which is available on Chemical Financial’s corporate website at www.chemicalbankmi.com under “Investor Information.” The Compensation and Pension Committee is comprised solely of independent directors as defined by the Nasdaq Stock Market listing standards. The Compensation and Pension Committee met six times during 2007. During 2007, the Compensation and Pension Committee was composed of Mr. Anderson, Chairman, Ms. Bowman and Messrs. Bernson, Currie, Huff, Moore, Oliver, Stavropoulos and Wheatlake.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee oversees the Corporation’s corporate governance responsibilities on behalf of the board of directors and is responsible for the identification and recommendation of individuals qualified to become members of the board of directors for each vacancy that occurs and for each election of directors at an annual meeting of shareholders. The Corporate Governance and Nominating Committee operates pursuant to a written charter, a current copy of which is available on Chemical Financial’s corporate website at www.chemicalbankmi.com under “Investor Information.” The Corporate Governance and Nominating Committee met once during 2007. All members of the Corporate Governance and Nominating Committee are independent as defined by the Nasdaq Stock Market listing standards. During 2007, the Corporate Governance and Nominating Committee was composed of Mr. Anderson, Chairman, and Messrs. Bernson, Currie, Merszei, Moore, Oliver and Stavropoulos.

Board and Annual Meeting Attendance

During 2007, the Chemical Financial board of directors held five regular meetings and six special meetings. All directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of committees on which they served during the year (during the periods that they served). The Corporation has a policy that requires all members of and nominees to the board of directors to attend the annual meeting each year. Thirteen out of fourteen directors serving at April 16, 2007 attended the Corporation’s 2007 annual meeting held on that date.

Shareholder Nominations

The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders, directors, officers, third party search firms and other sources. Shareholders may recommend individual nominees for consideration by the Corporate Governance and Nominating Committee by communicating with the committee as described under the heading “Communicating with the Board.” The Corporate Governance and Nominating Committee will ultimately determine whether a shareholder recommendation will result in a nomination under this process. In considering potential nominees, the committee will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating the skills and characteristics required of board members, the committee considers factors such as experience, diversity, potentials for conflicts of interest, independence, character and integrity, ability to devote sufficient time to board

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service, and capacity to represent the balanced, best interests of the shareholders as a group. Direct shareholder nominations may only be made by sending a notice to the Secretary of Chemical Financial that sets forth:

•	the name, age, business address and residence address of each nominee;

•	the principal occupation or employment of each nominee;

•	the number of shares of Chemical Financial common stock beneficially owned by each nominee;

•	a statement that each nominee is willing to be nominated and to serve if elected; and

•	such other information concerning each nominee as would be required to be provided in a proxy statement soliciting proxies for the election of each nominee.

You must send this notice to the Secretary of Chemical Financial not less than 120 days before the date of an annual meeting and not more than seven days following the date of notice of a special meeting called for election of directors. The Committee will evaluate and consider every nominee so proposed by a shareholder and report each such nomination and the Committee’s recommendation to the full board of directors. The Committee may also, in its discretion, consider shareholders’ informal recommendations of possible nominees. In considering possible candidates for election as a director, the Committee and the other directors will be guided by applicable rules and regulations, any specific criteria established by the Committee and the following criteria:

Each candidate should:

•	be chosen without regard to sex, race, religion or national origin;

•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	possess substantial and significant experience that would be of particular importance to the Corporation in the performance of the duties of a director;

•	have sufficient time available to devote to the affairs of the Corporation in order to carry out the responsibilities of a director; and

•	have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

Communicating with the Board

Shareholders and interested parties may communicate with members of Chemical Financial’s board of directors by sending correspondence addressed to the board as a whole, a specific committee, or a specific board member c/o Joseph Torrence, Senior Vice President, Director of Human Resources, Chemical Financial Corporation, 333 E. Main Street, Midland, Michigan 48640. All correspondence will be forwarded directly to the applicable members of the board of directors.

Approval of the Chemical Financial Corporation Directors’ Deferred Stock Plan

The board of directors believes that Chemical Financial’s long-term interests are best served by attracting talented directors and aligning the interests of its directors with the interests of its shareholders. Therefore, to be more competitive in attracting and retaining the services of experienced and knowledgeable non-employee directors and to provide additional incentive for Chemical Financial’s non-employee directors to promote the best interests of Chemical Financial and its shareholders, on February 25, 2008, the board of directors adopted, subject to shareholder approval, the Chemical Financial Corporation Directors’ Deferred Stock Plan (the “Directors’ Plan”). The Directors’ Plan limits the number of shares of Chemical Financial common stock available for distribution under the Directors’ Plan to 400,000 shares. The Directors’ Plan was designed to be market competitive based on an external survey of director pay by a third-party independent expert.

The Directors’ Plan would provide benefits to non-employee directors of Chemical Financial (currently twelve persons) in the form of an annual equity retainer, part of which is required to be deferred and part of which a director may voluntarily defer, and voluntary deferrals of director’s fees. The following is a summary of the principal features of the Directors’ Plan. The summary is qualified in its entirety by reference to the terms of the Directors’ Plan as set forth in Appendix A to this proxy statement.

The Directors’ Plan would be administered and interpreted by the Compensation and Pension Committee, or such other committee that the board of directors designates. The Directors’ Plan would be an unfunded supplemental nonqualified deferred compensation plan that fully complies with Internal Revenue Code Section 409A. Only directors who are not employees of Chemical Financial or its subsidiaries would be initially eligible to participate in the Directors’ Plan, unless excluded from participation by the Compensation and Pension Committee pursuant to an individual agreement or arrangement. In the future, Chemical Financial’s board may permit community advisory directors to participate in the Directors’ Plan and defer fees earned as a community advisory director (currently approximately one hundred persons).

The Directors’ Plan has three parts: (i) at least one half of the annual retainer will be required to be invested in stock units representing shares of Chemical Financial common stock; (ii) the remaining part of the annual retainer may, at the director’s option, be deferred and invested in stock units representing shares of Chemical Financial common stock; and (iii) all meeting and other director fees may, at the director’s option, be deferred and invested in stock units representing shares of Chemical Financial common stock. All of the annual retainer and fees contributed to the Directors’ Plan would be vested immediately.

Any portion of the annual retainer and/or director’s fees deferred under the Directors’ Plan would be credited on the books of Chemical Financial to an account established for that director in cash and then converted to a number of stock units equal to the cash amount of the deferred portion of the annual retainer and/or director’s fees divided by the market value of one share of Chemical Financial common stock on the next date the Corporation pays its quarterly cash dividend.

The number of stock units in each director’s account would be increased on each date the Corporation pays its quarterly cash dividend for each payment of a cash dividend by Chemical Financial by an amount of stock units equal to the amount of cash that would have been payable to a shareholder owning the number of shares of Chemical Financial common stock represented by stock units credited to a director’s account divided by the market value of one share of Chemical Financial common stock on each date the Corporation pays its quarterly cash dividend.

Both the number of shares available for distribution from the Directors’ Plan and the number of stock units in a director’s account are subject to adjustment for stock splits, stock dividends, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the capital structure of Chemical Financial.

A director’s voluntary election to defer a portion of the director’s annual retainer and/or fees earned as a director for any calendar year would be required to be made before the beginning of that calendar year. The election would not be revocable once the year of the election begins and could only be revoked or modified as to future years if revoked or modified before the start of any future calendar year. Newly eligible directors would have 30 days from the date of eligibility to elect to participate in the Directors’ Plan.

Payouts would be made in shares of Chemical Financial common stock. Shares of Chemical Financial common stock would not be issued to directors until retirement from or termination of service as a director or upon death or a change in control of Chemical Financial.

For shares issued upon a director’s retirement from or termination of service, the director would have a choice to receive the shares in a lump sum or in five annual installments. A director must make an irrevocable election between a lump sum or five annual installments at the time the director begins participating in the Directors’ Plan. This election will be irrevocable and

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will apply to all future deferral elections. Upon death or a change in control of Chemical Financial, shares would be issued in a lump sum. The Directors’ Plan would define change in control as:

•	acquisition by certain persons or groups of beneficial ownership of more than 50% of either (i) the then outstanding shares of Chemical Financial common stock; or (ii) the total fair market value of Chemical Financial (excluding certain transactions);

•	acquisition by certain persons or groups, in one acquisition or within the 12-month period ending on the date of the person’s or group’s most recent acquisition, of 30% or more of the then outstanding shares of Chemical Financial common stock;

•	a majority of individuals who constitute the board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the directors before the date of the appointment or election; or

•	acquisition by certain persons or groups, in one acquisition or within the 12-month period ending on the date of the person’s or group’s most recent acquisition, of assets from Chemical Financial having a total gross fair market value at least equal to 40% of the total gross fair market value of all the assets of Chemical Financial immediately before the acquisition(s).

Benefits to be received by or allocated to the participants under the Directors’ Plan and benefits that would have been received or allocated to the participants under the Directors’ Plan had the plan been in effect for Chemical Financial’s last fiscal year are not determinable because director participation is partially optional, the amounts of the annual retainer and director fees may change, dividend equivalents are not determinable and the future value of Chemical Financial’s common stock is not determinable.

Directors of Chemical Financial could be considered to have an interest in the Directors’ Plan because they would be participants.

The following table presents information about Chemical Financial’s equity compensation plans as of December 31, 2007:

Equity Compensation Plan Information
			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance under
	Issued upon Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	789,794	$31.29	816,414

Equity compensation plans not approved by security holders	3,987	25.49	41,729

Total	793,781	$31.26	858,143

Equity compensation plans approved by shareholders include the Stock Incentive Plan of 1997 (1997 Plan) and the Chemical Financial Corporation Stock Incentive Plan of 2006 (2006 Plan).

As of December 31, 2007, there were no shares available for issuance under the 1997 Plan. While no new awards may be made under the 1997 Plan, as of December 31, 2007, there were options outstanding under the 1997 Plan to purchase 607,571 shares of Chemical Financial’s common stock with a weighted average exercise price of $33.25 per share. The 1997 Plan provided for awards of nonqualified stock options, incentive stock options and stock appreciation rights, or a combination thereof.

The 2006 Plan was approved by Chemical Financial’s shareholders on April 17, 2006, authorizing the issuance of up to 1,000,000 shares of Chemical Financial common stock. The 2006 Plan provides for the award of stock-based compensation to eligible participants. The 2006 Plan provides for the issuance of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards and other awards based on or related to shares of Chemical Financial common stock

(collectively referred to as incentive awards). Key employees of the Corporation and its subsidiaries, as the Compensation and Pension Committee of the board of directors may select from time to time, are eligible to receive awards under the 2006 Plan. No employee of the Corporation may receive any awards under the 2006 Plan while the employee is a member of the Compensation and Pension Committee. During 2007, the Corporation granted options to purchase 182,223 shares of stock to certain officers of the Corporation. The fair values of stock options granted during 2007 were $7.28 per share for 174,305 options, $7.01 per share for 5,000 options, $7.35 per share for 2,418 options and $6.93 per share for 500 options. During 2006, the board of directors approved the award of 1,363 stock awards under the 2006 Plan issuable in 2007. These awards had a value on the date of grant of $32.88 per share, based on the closing price of Chemical Financial stock on the date the board of directors approved the awards. At December 31, 2007, there were 816,414 shares available for issuance under the 2006 Plan.

The 2006 Plan provides that options granted are designated as nonqualified stock options. The 2006 Plan further provides that the option price of stock options awarded shall not be less than the fair value of the Corporation’s common stock on the date of grant. Options granted may include stock appreciation rights that entitle the recipient to receive cash or a number of shares of common stock without payment to the Corporation that have a fair value equal to the difference between the option price and the market price of the total number of shares awarded under the option at the time of exercise of the stock appreciation right. Options become exercisable at the discretion of the Compensation and Pension Committee. Historically, options granted under the plans became exercisable from one to five years from the date of grant and expired not later than ten years and one day after the date of grant. The 2006 Plan provides, at the discretion of the Compensation and Pension Committee, that payment for exercise of an option may be made in the form of shares of the Corporation’s common stock having a market value equal to the exercise price of the option at the time of exercise, or in cash. The 2006 Plan also provides for the payment of the required tax withholding generated upon the exercise of a nonqualified stock option in the form of shares of the Corporation’s common stock having a market value equal to the amount of the required tax withholding at the time of exercise, upon prior approval and at the discretion of the Compensation and Pension Committee.

The 2006 Plan permits the Compensation and Pension Committee to award restricted stock and restricted stock units, subject to the terms and conditions set by this committee that are consistent with the 2006 Plan. Shares of restricted stock are shares of common stock for which the retention, vesting and/or transferability is subject, for specified periods of time, to such terms and conditions as the Compensation and Pension Committee deems appropriate (including continued employment and/or achievement of performance goals established by that committee). Restricted stock units are incentive awards denominated in units of common stock under which the issuance of shares of common stock is subject to such terms and conditions as the Compensation and Pension Committee deems appropriate (including continued employment and/or achievement of performance goals established by that committee). For purposes of determining the number of shares available under the 2006 Plan, each restricted stock unit would count as the number of shares of common stock subject to the restricted stock unit. Unless determined otherwise by the Compensation and Pension Committee, each restricted stock unit would be equal to one share of Chemical Financial common stock and would entitle a participant to either shares of common stock or an amount of cash determined with reference to the value of shares of common stock. The Compensation and Pension Committee could award restricted stock or restricted stock units for any amount of consideration or no consideration, as the committee determines.

The 2006 Plan permits the Compensation and Pension Committee to grant a participant one or more types of awards based on or related to shares of Chemical Financial common stock, other than the types described above. Any such awards would be subject to such terms and conditions as the Compensation and Pension Committee deems appropriate, as set forth in the respective award agreements and as permitted under the 2006 Plan.

The 2006 Plan provides that upon occurrence of a “change in control” of Chemical Financial (as defined in the 2006 Plan), all outstanding stock options, stock appreciation rights, restricted stock and restricted stock units, and all other outstanding incentive awards will vest and become exercisable and nonforfeitable in full immediately prior to the effective time of the change in control and would remain exercisable in accordance with their terms.

At December 31, 2007, equity compensation plans not approved by shareholders consisted of the Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary and Community Bank Directors (Stock Purchase Plan) and the Chemical Financial Corporation Stock Option Plan for Holders of Shoreline Financial Corporation (Shoreline Plan).

The Stock Purchase Plan became effective on March 25, 2002 and was designed to provide non-employee directors of the Corporation’s subsidiary and community banks, who are neither directors nor employees of the Corporation, the option of receiving their fees in shares of the Corporation’s stock. Directors of the Corporation are not eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan provides for a maximum of 75,000 shares of the Corporation’s common stock, subject to adjustments for certain changes in the capital structure of the Corporation as defined in the Stock Purchase Plan, to be

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available under the Stock Purchase Plan. Subsidiary directors and community advisory directors, who elect to participate in the Stock Purchase Plan, may elect to contribute to the Stock Purchase Plan fifty percent or one hundred percent of their board of director fees and/or fifty percent or one hundred percent of their director committee fees, earned as directors or community advisory directors of the Corporation’s subsidiary or community banks. Contributions to the Stock Purchase Plan are made by the Corporation’s subsidiary on behalf of each electing participant. Stock Purchase Plan participants may terminate their participation in the Stock Purchase Plan, at any time, by written notice of withdrawal to the Corporation. Participants will cease to be eligible to participate in the Stock Purchase Plan when they cease to serve as directors or community advisory directors of the subsidiary or community banks of the Corporation. Shares are distributed to participants annually. During 2007, a total of 7,107 shares were distributed by the Stock Purchase Plan. During 2006, a total of 7,861 shares were distributed by the Stock Purchase Plan. Mr. Wheatlake received 408 shares of stock in January 2006 under the Stock Purchase Plan in conjunction with subsidiary director fees he earned in 2005, prior to him becoming a director of the Corporation on January 1, 2006. As of December 31, 2007, there were 41,729 shares of the Corporation’s common stock available for future issuance under the Stock Purchase Plan.

Options granted under the Shoreline Plan were incentive stock options and were awarded at the fair value of Shoreline Financial Corporation (merged with Chemical Financial in January 2001) common stock on the date of grant. Payment for exercise of an option at the time of exercise may be made in the form of shares of the Corporation’s common stock having a market value equal to the exercise price of the option at the time of exercise, or in cash. There are no further stock options available for grant under the Shoreline Plan. As of December 31, 2007, there were options outstanding under the Shoreline Plan for 3,987 shares of common stock with a weighted average exercise price of $25.49 per share.

Your board of directors recommends that you vote
FOR approval of the Chemical Financial Corporation
Directors’ Deferred Stock Plan.

Ownership of Chemical Financial Common Stock

Five Percent Shareholders

Listed below are the only entities known by management to have been the beneficial owners of more than 5% of the outstanding shares of Chemical Financial common stock as of December 31, 2007.

	Amount and Nature of Beneficial Ownership of Common Stock(1)
	Sole	Shared	Sole	Shared	Total
Name and Address of	Voting	Voting	Dispositive	Dispositive	Beneficial	Percent of
Beneficial Owner	Power	Power	Power	Power(2)	Ownership	Class

Dimensional Fund Advisors LP(3)	2,035,681	—	2,035,681	—	2,035,681	8.5%
1299 Ocean Avenue Santa Monica, CA 90401
Chemical Bank(4)	1,538,782	—	1,514,150	204,058	1,718,208	7.2%
Trust Department 333 E. Main Street Midland, MI 48640
Franklin Advisory Services, LLC and Affiliates(5)	1,428,309	—	1,464,109	—	1,464,109	6.1%
One Parker Plaza, 9th Floor Fort Lee, NJ 07024

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Ownership of Chemical Financial Common Stock by Directors and Executive Officers

The following table sets forth information concerning the number of shares of Chemical Financial common stock held as of December 31, 2007, by each of Chemical Financial’s directors and nominees for director, each of the named executive officers who are included in the Summary Compensation Table, and all of Chemical Financial’s directors, nominees for director and executive officers as a group:

	Amount and Nature of Beneficial Ownership of
	Common Stock(1)
		Shared
	Sole Voting	Voting or		Stock Options	Total
Name of	and Dispositive	Dispositive		Exercisable in	Beneficial		Percent of
Beneficial Owner	Power	Power(2)		60 Days	Ownership		Class

G.E. Anderson	7,534	7,952		—	15,486		*
J.D. Bernson	—	20,903		—	20,903		*
N.A. Bowman	2,040	—		—	2,040		*
J.A. Currie	114,049	18,399		—	132,448		*
L.A. Gwizdala	673	38,689		32,399	71,761		*
T.T. Huff	21,211	—		—	21,211		*
K.W. Johnson	3,622	—		11,297	14,919		*
T.W. Kohn	23,301	8,278		22,519	54,098		*
M.T. Laethem	—	1,337		—	1,337		*
G.E. Merszei	—	5,180		—	5,180		*
J.R. Milroy	7,846	16,158		22,125	46,129		*
T.F. Moore	—	13,717		—	13,717		*
A.J. Oliver	109,391	—		—	109,391		*
D.B. Ramaker	722	15,637		57,995	74,354		*
J. A. Reisner	12,761	3,682		20,887	37,330		*
L.D. Stauffer	—	3,177		—	3,177		*
W.S. Stavropoulos	8,358	349,683	(6)	—	358,041	(6)	1.5%
J.E. Tomczyk	659	1,623		20,337	22,619		*
F.C. Wheatlake	1,299	80,995		—	82,294		*
All directors and executive officers as a group	317,295	644,166	(7)	218,804	1,180,265	(7)	4.9%

*	Less than 1%.

(1)	The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that, under applicable regulations, are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, has or shares voting power or dispositive power with respect to the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. Shares held in various fiduciary capacities through the Trust Department of Chemical Bank are not included unless otherwise indicated. Chemical Financial and the directors and officers of Chemical Financial and Chemical Bank disclaim beneficial ownership of shares held by the Trust Department in fiduciary capacities.

(2)	These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust, or other contract or property right, and shares held by spouses and children over whom the listed person may have influence by reason of relationship. Shares held in fiduciary capacities by the Trust Department of Chemical Bank are not included unless otherwise indicated. The directors and officers of Chemical Financial may, by reason of their positions, be in a position to influence the voting or disposition of shares held in trust by Chemical Bank to some degree, but disclaim beneficial ownership of these shares.

(3)	This information is based on information filed with the Securities and Exchange Commission via Schedule 13G on February 6, 2008. Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares of Chemical Financial common stock that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. Dimensional disclaims beneficial ownership of such securities.

(4)	This entity is the Trust and Investment Management Services department (Trust Department) of Chemical Bank. These numbers consist of certain shares held in various fiduciary capacities through the Trust Department of Chemical Bank. Chemical Bank also holds in various fiduciary capacities a total of 2,029,793 shares of Chemical Financial common stock over which it does not have voting or dispositive power and which are not included in these numbers. Chemical Financial and the directors and officers of Chemical Financial and Chemical Bank disclaim beneficial ownership of shares held by the Trust Department in a fiduciary capacity. Chemical Bank has a Trust Committee which reviews the fiduciary activities of the bank and has overall responsibility for evaluating and approving the fiduciary policies of the bank. The Trust Committee met five times in 2007 and during 2007 was composed of Mr. Ramaker, Chairman, Ms. Bowman and Messrs. Anderson, Currie, Huff, Merszei, Moore and Wheatlake.

(5)	This information is based on information filed with the Securities and Exchange Commission on Schedule 13G dated January 15, 2008. The Schedule 13G indicates 1,464,109 shares of Chemical Financial Corporation common stock are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of Franklin Advisory Services, LLC, a direct or indirect subsidiary of Franklin Resources, Inc. The filing also indicates that certain affiliates of Franklin Advisory Services, LLC, including Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr., each located at One Franklin Parkway, San Mateo, California 94403, may each be deemed to also beneficially own the 1,464,109 shares reported by Franklin Advisory Services, LLC, but disclaims such beneficial ownership.

(6)	These numbers include 349,683 shares owned by the Rollin M. Gerstacker Foundation as of December 31, 2007. Mr. Stavropoulos is a trustee of that foundation. Mr. Stavropoulos has no beneficial interest in the shares owned by the foundation and disclaims beneficial ownership of these shares.

(7)	These numbers include shares described in note 6 above and 16,215 shares owned by a foundation of which an executive officer of the Corporation is a trustee. That executive officer has no beneficial interest in the shares owned by the foundation and disclaims beneficial ownership of these shares.

Director Compensation

During 2007, Chemical Financial compensated its directors who were not regular salaried employees of Chemical Financial or its subsidiaries with an annual retainer of $10,000, at the rate of $750 for every board and Audit Committee meeting attended and at the rate of $550 for all other committee meetings attended. In addition, during 2007, directors of Chemical Financial were compensated at a rate of $750 for every Chemical Bank Loan Committee meeting attended and $550 for all other Chemical Bank committee meetings attended. Further, in 2007, community advisory board members were compensated with an annual retainer fee of $2,500 and at the rate of $200 for every meeting attended. Regular salaried employees of Chemical Financial and its subsidiaries do not receive fees for serving on, or attending meetings of, the board of directors of Chemical Financial or its subsidiaries or meetings of any of their committees.

For 2008, the annual retainer paid to each director will be increased to $20,000. The increase in the annual retainer is designed to be market competitive based on an external survey of directors’ compensation by a third-party independent expert.

The board of directors adopted the Chemical Financial Corporation Plan for Deferral of Directors’ Fees. This plan is available to all directors of Chemical Financial and its subsidiaries who receive fees, including community advisory directors. Under the plan, directors and community advisory directors that participate in the plan must elect before December 31 of each year to defer either 50% or 100% of fees to be earned in the following year. These fees will be paid out in any number of calendar years from one to ten commencing during or following the year the director ceases to be a director or the year after the director attains age 70. During the deferral period, the plan provides that the Corporation shall accrue to the directors or community advisory directors interest on the accumulated amount of deferred fees at the rate paid by Chemical Bank on a variable rate money market savings account. Mr. Stauffer was the only director of the Corporation who elected to defer any compensation during 2007. As of December 31, 2007, Ms. Bowman and Mr. Stauffer were the only Chemical Financial directors who were participants in this plan.

2007 DIRECTOR COMPENSATION

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash	Awards	Awards	Compensation	Earnings	Compensation(1)	Total

Gary E. Anderson	$37,600						$37,600
J. Daniel Bernson	40,400						40,400
Nancy Bowman	33,500						33,500
James A. Currie	24,450						24,450
Thomas T. Huff	41,200						41,200
Michael T. Laethem	31,150						31,150
Geoffery E. Merszei	21,200						21,200
Terence F. Moore	38,350						38,350
Aloysius J. Oliver	36,700						36,700
Calvin D. Prins	16,650						16,650
Larry D. Stauffer	31,150						31,150
William S. Stavropoulos	24,350						24,350
Franklin C. Wheatlake	36,500						36,500

(1)	In accordance with SEC regulation, perquisites that in the aggregate total less than $10,000 are not required to be disclosed.

Compensation Discussion and Analysis

Overview

The Compensation and Pension Committee (the “Committee”) assists the board of directors in discharging its responsibilities relating to executive compensation and in fulfilling its responsibilities relating to Chemical Financial’s compensation and benefit programs and policies. The Committee administers and makes recommendations with respect to Chemical Financial’s compensation plans and reviews and approves the compensation of executive and senior officers. The Committee currently consists of nine directors, all of whom are independent under applicable Nasdaq Stock Market and SEC standards. The Committee receives recommendations from Chemical Financial’s Chief Executive Officer regarding the compensation of executive and senior officers (other than the Chief Executive Officer). All executive and senior officers of Chemical Financial are eligible to participate in the same executive compensation plans that are available to the Chief Executive Officer, except for the supplemental pension plan.

Compensation Philosophy and Objectives

The Committee considers return on assets, net income and growth in earnings per share to be the primary ratios in measuring financial performance. Chemical Financial’s philosophy is to maximize long-term return to shareholders consistent with its commitments to maintain the safety and soundness of the institution and provide the highest possible level of service at a fair price to the customers and communities that it serves. To do this, the Committee believes Chemical Financial must provide competitive salaries and appropriate incentives to achieve long-term shareholder return. The Corporation’s executive compensation policies are designed to achieve four primary objectives:

•	attract and retain well-qualified executives who will lead the Corporation and inspire superior performance;

•	provide incentives for achievement of corporate goals and individual performance;

•	provide incentives for achievement of long-term shareholder return; and

•	align the interests of management with those of the shareholders to encourage continuing increases in shareholder value.

The Committee’s goal is to effectively balance salaries with potential compensation that is performance-based commensurate with an officer’s individual management responsibilities and potential for future contribution to corporate objectives. The portion of total compensation that is based on corporate performance and long-term shareholder return increases as an executive’s responsibilities increase.

Elements of Compensation

Chemical Financial’s executive compensation program has consisted primarily of the following elements: (i) base salary and benefits; (ii) annual cash bonus incentives; (iii) longer-term equity-based incentives in the form of stock options; and (iv) participation in the Corporation’s retirement plans. Each component of compensation is intended to accomplish one or more of the compensation objectives discussed above.

Base Salary and Benefits. To attract and retain officers with exceptional abilities and talent, annual base salaries are set to provide competitive levels of compensation. The Committee considers each officer’s performance, current compensation and responsibilities within the Corporation. The Committee determines base salaries by periodically collecting information from other bank holding companies within its peer group for comparison. The Committee also considers past individual performance and achievements when establishing base salaries. The Committee does not give specific weight to any particular factor, although the most weight is given to net income, credit quality and the management of risk.

Annual Cash Bonus Incentives. Annual cash bonus incentives are used to reward executive and senior officers for the Corporation’s overall financial performance, taking into consideration individual performance.

Recognition of individual performance and accomplishments is based on a subjective analysis of each individual officer’s performance. For officers other than the Chief Executive Officer, the Chief Executive Officer conducts a subjective analysis of each officer’s individual performance and makes recommendations as to the appropriate bonus amount. The Committee reviews, modifies and approves the recommendations of the Chief Executive Officer. The Committee reviews the performance of and determines the bonus amount for the Chief Executive Officer.

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Annual cash bonus incentives primarily take into consideration the Corporation’s overall financial performance. The Committee primarily considers five quantitative measures of corporate performance in determining annual cash bonus amounts to be paid to the Chief Executive Officer and Chemical Financial’s other executive and senior officers. These measures of performance are:

•	earnings per share and earnings per share growth;

•	the level of net loan losses;

•	capital position;

•	targeted as compared to actual annual operating performance; and

•	Chemical Financial’s annual performance and financial condition as compared to that of its Federal Reserve Bank (FRB) bank holding company peer group.

While the Committee considered each of these measures in determining annual cash bonus awards for each officer, no particular weight was given to any specific factor. In determining the annual cash bonus amount for each officer, the Committee considers the subjective analyses described above with respect to individual performance along with the quantitative measures of overall corporate performance. The Committee gives at least equal weight to the subjective analyses and no particular weight to any specific factor.

Longer-Term Equity-Based Incentives. A portion of potential career compensation is also linked to corporate performance through equity-based compensation awards, historically in the form of stock options. Other forms of equity-based compensation may be awarded by the Committee. Awards under Chemical Financial’s equity-based compensation plan are designed to:

•	more closely align executive officer and shareholder interests;

•	reward officers for building shareholder value; and

•	encourage long-term investment in the Corporation by participating officers.

The Committee believes that stock ownership by management has been demonstrated to be beneficial to shareholders and stock options have been granted by Chemical Financial to officers pursuant to various plans for many years. The Committee administers all aspects of these plans and also has authority to determine the individuals to whom and the terms upon which options are granted, the number of shares subject to each option and the form of consideration payable upon the exercise of an option. The Chief Executive Officer makes recommendations of stock option grants (other than for himself), which the Committee then considers. The Committee takes final action on the amount, timing, price and other terms of all options granted to employees of Chemical Financial. The Committee reviews the performance of and determines the stock option grants, if any, for the Chief Executive Officer.

In 2007, the Committee granted awards of stock options to purchase 182,223 shares. The Committee did not grant awards of stock options in 2006. Prior to 2006, stock option awards had been granted in nine of the ten years ended 2005. The Committee has no policy as to timing of awards of stock options. All stock option awards have been made at the market value of Chemical Financial’s common stock on the date of grant. Stock options are generally granted for a term of 10 years. All stock options permit the exercise price to be paid by delivery of cash, and the Committee has also approved the payment of the exercise price by surrendering shares of common stock. Vesting of stock options may be accelerated upon certain events, including a change in control of the Corporation.

Determination of the size of equity-based compensation awards is based upon a subjective analysis of each officer’s position within the organization, his or her individual performance and his or her growth potential within the organization. The number of equity-based compensation awards previously granted to a recipient is not a factor considered by the Committee in the determination of the grant of a new equity-based compensation award.

Retirement Plans. Chemical Financial has a qualified pension plan (“Pension Plan”) that covers certain employees, a 401(k) savings plan that covers all employees and a supplemental retirement plan currently covering only the Chief Executive Officer. The Committee believes that Chemical’s retirement plans encourage long-term commitment by the Corporation’s officers and assist Chemical Financial in attracting and retaining talented executives.

The Pension Plan was frozen as of June 30, 2006 for employees with less than fifteen years of vested service or whose age plus years of vested service were less than sixty-five as of June 30, 2006 (non-grandfathered employees). At June 30, 2006, approximately two-thirds of the Corporation’s salaried employees were non-grandfathered employees. As of that date, no additional Pension Plan benefits will be earned by non-grandfathered employees. On July 1, 2006, non-grandfathered employees began receiving four percent of their eligible pay as a contribution to a defined contribution plan. Pension Plan benefits for remaining eligible employees (grandfathered employees) as of June 30, 2006 were not changed and grandfathered employees will continue to accrue benefits based on their salary and years of credited service.

Pension Plan benefits are based on the annual base salary of eligible employees as of January 1 of each year. Upon retirement at age 65, a retiree will receive an annual benefit of 1.52% of his or her average annual base salary for the five highest consecutive years during the ten years preceding his or her date of retirement, multiplied by the retiree’s number of years of credited service (subject to a maximum of 30 years). Benefits at retirement ages under 65 are also determined based upon length of service and pay, as adjusted in accordance with the Pension Plan. The Pension Plan provides for vesting of benefits after attaining five years of service, disability and death benefits, and optional joint and survivor benefits for the employee and his or her spouse. Additionally, unreduced Pension Plan benefits are available for retirement at age 60 and above when the retiree’s age plus vested years of service sums at least eighty-five. Pension Plan benefits for non-grandfathered employees will be based on years of credited service as of June 30, 2006 and generally average annual base salary as of January 1 for the five years preceding June 30, 2006.

The Internal Revenue Code limits both the amount of eligible compensation for benefit calculation purposes and the annual benefits that may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974 (ERISA), Chemical Financial established a supplemental pension plan, the Chemical Financial Corporation Supplemental Pension Plan (Supplemental Plan) that provides for the payment to certain executive officers of Chemical Financial, as determined by the Committee, of the benefits to which they would have been entitled, calculated under the provisions of the Pension Plan, as if the limits imposed by the Internal Revenue Code did not apply. Currently, only the Chief Executive Officer is a participant in the Supplemental Plan. Under the Supplemental Plan, participant benefits would be payable in a lump sum upon a change in control if the applicable participant was not eligible to retire at the time of the change in control. The Committee believes the triggering event of a simple change of control is appropriate under these circumstances because new management could terminate the Supplemental Plan and eliminate significant previously accumulated benefits.

Impact of Accounting and Tax Treatment on Compensation

All stock options granted by Chemical Financial under plans not associated with acquisitions of other companies during the last decade have been nonstatutory stock options, such that the Corporation receives a tax deduction for income deemed to be received by officers upon exercise of such options. Primarily to reduce non-cash compensation expense that Chemical Financial would have had to record in future fiscal periods, the board of directors accelerated the vesting of unvested stock options previously awarded to officers of Chemical Financial in December 2005.

Section 162(m) of the Internal Revenue Code places a limit on the deductibility for federal income tax purposes of the compensation paid to the named executive officers set forth in the Summary Compensation Table who were employed by Chemical Financial on the last day of its taxable year. Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as “performance-based” as determined under Section 162(m) does not count against the $1 million limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goal under which compensation may be paid be disclosed to and approved by Chemical Financial’s shareholders. For purposes of Section 162(m) the material terms include: (a) the employees eligible to receive compensation; (b) a description of the business criteria on which the performance goal is based; and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. The Chemical Financial Corporation Stock Incentive Plan of 2006 satisfies the requirements of Section 162(m) of the Code. Due to the relatively conservative amount of annual compensation, Chemical Financial believes its compensation policies reflect due consideration of Section 162(m).

Executive Compensation

Summary of Executive Compensation

The following table shows information concerning the compensation earned from Chemical Financial or its subsidiaries during the two years ended December 31, 2007, by the Chief Executive Officer, the Chief Financial Officer and each of Chemical Financial’s three most highly compensated executive officers who served in positions other than Chief Executive Officer or Chief Financial Officer at December 31, 2007, as well as two former executive officers who were no longer employees of Chemical Financial or its subsidiary at December 31, 2007, who would have been one of the three most highly compensated executive officers serving in a position other than Principal Executive Officer or Principal Financial Officer if he had still been an executive officer at the end of the last completed fiscal year (the “named executive officers”). The positions listed in the table are those in which the applicable officer served at December 31, 2007.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary(1)	Bonus	Awards	Awards(2)	Compensation	Earnings(3)	Compensation(4)	Total

David B. Ramaker	2007	$322,000	$40,150		$33,440		$63,000	$4,983	$463,573
Chairman, President and	2006	310,000	30,150		—		73,000	4,883	418,033
Chief Executive Officer of the Corporation
Lori A. Gwizdala	2007	$207,500	$24,150		$13,514		$26,000	$4,465	$275,629
Executive Vice President,	2006	201,000	18,150		—		37,000	4,330	260,480
Chief Financial Officer and Treasurer of the Corporation
Thomas W. Kohn	2007	$165,250	$22,150		$13,514		$31,000	$3,788	$235,702
Executive Vice President of	2006	157,981	19,150		—		48,000	3,643	228,774
Community Banking and Secretary of the Corporation
James E. Tomczyk	2007	$164,750	$20,150		$13,000		$—	$10,788	$208,688
Executive Vice President and	2006	159,500	15,150		5,295		7,000	6,863	193,808
Senior Credit Officer of Chemical Bank
Kenneth W. Johnson	2007	$154,500	$18,150		$7,862		$—	$9,543	$190,055
Executive Vice President and	2006	127,885	12,650		—		3,000	5,362	148,897
Director of Bank Operations of Chemical Bank
John A. Reisner*	2007	$74,703	$—		—		$27,125	$174,470	$276,298
	2006	160,500	12,650		—		60,000	4,596	237,746
James R. Milroy**	2007	$204,800	$—		—		$—	$3,655	$208,455
	2006	200,000	17,650		—		17,000	3,265	237,915

(1)	Includes salary deferred under the Chemical Financial Corporation 401(k) Savings Plan and the Chemical Financial Corporation Nonqualified Deferred Compensation Plan.

(2)	This amount represents the dollar amount of compensation cost recognized by the Corporation, computed in accordance with Financial Accounting Standards Board Statement No. 123(R), “Share-Based Payment” (SFAS 123(R)) related to the current year vesting of options for each named executive officer that were granted in the current and prior years. For a discussion of the valuation assumptions, see Note R to the Corporation’s 2007 consolidated financial statements included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007. The per share exercise price of each option award was equal to the market value of Chemical Financial common stock on the date each option was granted.

(3)	This amount is the change in the actuarial present value of the named executive officer’s accumulated benefit under the Corporation’s defined benefit plan, and in addition, the Corporation’s supplemental plan for Mr. Ramaker in 2007 and 2006. A negative change in the actuarial present value is included in the table as zero. Negative changes in pension value during 2007 were as follows: Mr. Tomczyk, $2,000; Mr Johnson, $4,000 and Mr. Milroy, $11,000. The discount rate used to present value benefits was 6.5% at December 31, 2007 and 6.0% at December 31, 2006. Mr. Ramaker is the only active employee who is a participant in the supplemental pension plan. The Corporation has a noncontributory defined benefit pension plan, the Chemical Financial Corporation Employees’ Pension Plan (Pension Plan) that covered the majority of its employees through June 30, 2006. As of June 30, 2006, a partial freeze of the Pension Plan became effective. Employees with less than 15 years of vested service (as defined in the Pension Plan) or whose combined age and years of vested service totaled less than 65 (non-grandfathered employees) as of June 30, 2006, had their Pension Plan benefits frozen as of that date. For all other Pension Plan eligible employees (grandfathered employees), the benefits under the Pension Plan remained the same and these employees will continue to accrue Pension Plan benefits. Messrs. Ramaker and Kohn, and Ms. Gwizdala are grandfathered employees for purposes of future benefit accruals under the Pension Plan. Messrs. Tomczyk and Johnson are non-grandfathered employees. Messrs. Reisner and Milroy were grandfathered employees for the purpose of benefit accruals through the last date of their employment with the Corporation.

Approximately two-thirds of the participants in the Pension Plan had their benefits frozen as of June 30, 2006. Non-grandfathered employees began receiving four percent of their eligible pay as a contribution to a defined contribution plan beginning July 1, 2006. Normal retirement benefits of the Pension Plan are based on years of service and the employee’s average annual pay for the five highest consecutive years during the ten years preceding retirement under the Pension Plan. Pension Plan benefits are based on annual base salary of employees as of January 1 each year. The amount shown under the caption “Salary” in the Summary Compensation Table in this proxy statement is representative of the most recent calendar year compensation used in calculating average pay in the Pension Plan. Upon retirement at age 65, a grandfathered employee will receive an annual benefit of 1.52% of his or her average annual base salary for the five highest consecutive years during the ten years preceding his or her date of retirement, multiplied by the retiree’s number of years of credited service (subject to a maximum of 30 years). Benefits at retirement ages under 65 are also determined based upon length of service and pay, as adjusted in accordance with the Pension Plan. Unreduced retirement benefits are available at ages between 60 and 65, when the retiree’s age plus vested years of service total at least 85. The Pension Plan provides for vesting of benefits after attaining five years of service, disability and death benefits, and optional joint and survivor benefits for the employee and his or her spouse.

(4)	All Other Compensation consists of only employer contributions to the 401(k) Savings Plan and the taxable portion of employer paid premiums for life insurance, except for Mr. Reisner in 2007. In accordance with SEC regulations, perquisites that in the aggregate total less than $10,000 per named executive officer are not required to be disclosed. All Other Compensation in 2007 for Mr. Reisner consists of the following items: a $125,000 voluntary retirement incentive payment, an auto with a value of $28,000 received as an incentive payment under the voluntary retirement program, a tax gross up of $19,412, an employer contribution to the 401(k) Savings Plan of $1,472 and the taxable portion of employer paid premiums for life insurance of $586.

*	John A. Reisner retired on June 1, 2007.

**	James R. Milroy resigned on November 2, 2007.

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Option Grants and Values

Certain named executive officers were granted stock-based compensation awards during 2007. The following tables provide information concerning stock options granted during 2007, unexercised stock options held at December 31, 2007 and stock options exercised by the named executive officers during 2007:

Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option
								Awards:	Awards:
		Estimated Future Payouts			Estimated Future Payouts Under			Number of	Number of	Exercise or
		Under Non-Equity Incentive			Equity Incentive Plan			Shares of	Securities	Base Price
		Plan Awards			Awards			Stock or	Underlying	of
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Option Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Share)

David B. Ramaker	7/20/07								36,115	$24.78
Lori A. Gwizdala	7/20/07								14,595	$24.78
Thomas W. Kohn	7/20/07								14,595	$24.78
James E. Tomczyk	7/20/07								10,149	$24.78
Kenneth W. Johnson	7/20/07								8,458	$24.78

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

								Stock Awards
											Equity
											Incentive
										Equity	Plan
	Option Awards									Incentive	Awards:
				Equity						Plan	Market
				Incentive						Awards:	or Payout
				Plan						Number of	Value of
				Awards:					Market	Unearned	Unearned
	Number of	Number of		Number of				Number of	Value of	Shares,	Shares,
	Securities	Securities		Securities				Shares or	Shares or	Units or	Units or
	Underlying	Underlying		Underlying				Units of	Units of	Other	Other
	Unexercised	Unexercised		Unexercised	Option	Option	Option	Stock That	Stock That	Rights	Rights
	Options	Options		Unearned	Grant	Exercise	Expiration	Have Not	Have Not	That Have	That Have
Name	Exercisable	Unexercisable(1)		Options	Date	Price	Date	Vested	Vested	Not Vested	Not Vested

David B. Ramaker	3,038				11/16/98	$27.35	11/16/08
	1,823				11/15/99	26.17	11/15/09
	3,472				10/15/01	23.63	10/15/11
	5,512				12/09/02	27.78	12/09/12
	8,400				12/12/03	35.67	12/12/13
	15,750				12/13/04	39.69	12/13/14
	20,000				12/20/05	32.28	12/20/15
		36,115	(a)		07/20/07	24.78	07/20/17

Lori A. Gwizdala	2,886				11/16/98	$27.35	11/16/08
	1,215				11/15/99	26.17	11/15/09
	2,315				10/15/01	23.63	10/15/11
	3,858				12/09/02	27.78	12/09/12
	4,725				12/12/03	35.67	12/12/13
	8,400				12/13/04	39.69	12/13/14
	9,000				12/20/05	32.28	12/20/15
		14,595	(b)		07/20/07	24.78	07/20/17

Thomas W. Kohn	2,279				11/16/98	$27.35	11/16/08
	1,458				11/15/99	26.17	11/15/09
	1,389				10/15/01	23.63	10/15/11
	2,756				12/09/02	27.78	12/09/12
	2,887				12/12/03	35.67	12/12/13
	5,250				12/13/04	39.69	12/13/14
	6,500				12/20/05	32.28	12/20/15
		14,595	(c)		07/20/07	24.78	07/20/17

James E. Tomczyk	1,555				01/25/00	$23.14	01/25/10
	1,389				10/15/01	23.63	10/15/11
	2,756				12/09/02	27.78	12/09/12
	2,887				12/12/03	35.67	12/12/13
	5,250				12/13/04	39.69	12/13/14
	6,500				12/20/05	32.28	12/20/15
		10,149	(d)		07/20/07	24.78	07/20/17

Kenneth W. Johnson	1,157				10/15/01	$23.63	10/15/11
	1,653				12/09/02	27.78	12/09/12
	1,837				12/12/03	35.67	12/12/13
	3,150				12/13/04	39.69	12/13/14
	3,500				12/20/05	32.28	12/20/15
		8,458	(e)		07/20/07	24.78	07/20/17

John A. Reisner	2,279				11/16/98	$27.35	11/16/08
	1,215				11/15/99	26.17	01/25/09
	2,756				12/09/02	27.78	01/25/09
	2,887				12/12/03	35.67	01/25/09
	5,250				12/13/04	39.69	01/25/09
	6,500				12/20/05	32.28	01/25/09

James R. Milroy	4,725				12/12/03	$35.67	03/31/08
	8,400				12/13/04	39.69	03/31/08
	9,000				12/20/05	32.28	03/31/08

(1)	The vesting dates for options reported in this column are as follows:

(a)	12,038 on 7/20/08, 12,038 on 7/20/09 and 12,039 on 7/20/10.

(b)	4,865 on 7/20/08, 4,865 on 7/20/09 and 4,865 on 7/20/10.

(c)	4,865 on 7/20/08, 4,865 on 7/20/09 and 4,865 on 7/20/10.

(d)	3,383 on 7/20/08, 3,383 on 7/20/09 and 3,383 on 7/20/10.

(e)	2,819 on 7/20/08, 2,819 on 7/20/09 and 2,820 on 7/20/10.

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2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
Name	on Exercise(1)	Exercise	on Vesting	Vesting

David B. Ramaker	3,190	$6,535
Lori A. Gwizdala	—	—
Thomas W. Kohn	—	—
James E. Tomczyk	—	—
Kenneth W. Johnson	—	—
John A. Reisner	—	—
James R. Milroy	3,858	9,173

(1)	The number of shares shown is the gross number of shares covered by options exercised. Officers may deliver other shares owned in payment of the option price and shares may be withheld for tax withholding purposes, resulting in a smaller net increase in their share holdings.

Pension Benefits in 2007

The following table provides information concerning pension benefits for the named executive officers.

PENSION BENEFITS

		Number	Present Value	Payments
		of Years of	of Accumulated	During Last
Name	Plan Name	Credited Service	Benefit	Fiscal Year

David B. Ramaker	Employees’ Pension Plan	18.2	$423,000	$—
	Supplemental Pension Plan	18.2	159,000	—
Lori A. Gwizdala	Employees’ Pension Plan	23.0	417,000	—
Thomas W. Kohn	Employees’ Pension Plan	21.2	389,000	—
James E. Tomczyk	Employees’ Pension Plan	7.4	98,000	—
Kenneth W. Johnson	Employees’ Pension Plan	11.5	52,000	—
John A. Reisner	Employees’ Pension Plan	27.8	750,000	37,125
James R. Milroy	Employees’ Pension Plan	17.7	—	242,894

Chemical Financial has a noncontributory defined benefit pension plan that is qualified for federal tax purposes, the Chemical Financial Corporation Employees’ Pension Plan (Pension Plan) and is considered a tax-qualified retirement plan. Chemical Financial has the authority to change or terminate the Pension Plan at any time. The Internal Revenue Code limits both the amount of eligible compensation for benefit calculation purposes and the annual benefits that may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974 (ERISA), Chemical Financial established a supplemental pension plan, the Chemical Financial Corporation Supplemental Pension Plan (Supplemental Plan) that provides for the payment to certain executive officers of Chemical Financial, as determined by the Compensation and Pension Committee, of the benefits to which they would have been entitled, calculated under the provisions of the Pension Plan, as if the limits imposed by the Internal Revenue Code did not apply. As of December 31, 2007, Mr. Ramaker was the only active employee eligible for benefits under the Supplemental Plan.

The Pension Plan was frozen as of June 30, 2006 for employees with less than fifteen years of service or whose age plus years of service were less than sixty-five as of June 30, 2006 (non-grandfathered employees). At June 30, 2006, approximately two-thirds of the Corporation’s salaried employees were non-grandfathered employees. As of that date, no additional Pension Plan benefits will be earned by non-grandfathered employees. On July 1, 2006, non-grandfathered employees began receiving four percent of their eligible pay as a contribution to a defined contribution plan. Pension Plan benefits for remaining eligible employees (grandfathered employees) as of June 30, 2006 were not changed and grandfathered employees will continue to accrue benefits based on their salary and years of credited service.

Pension Plan benefits are based on the annual base salary of eligible employees as of January 1 of each year. The amount shown under the caption “Salary” in the Summary Compensation Table in this proxy statement is representative of the most recent calendar year compensation used in calculating average pay under the Pension Plan. Upon retirement at age 65, a retiree will receive an annual benefit of 1.52% of his or her average annual base salary for the five highest consecutive years during the ten years preceding his or her date of retirement, multiplied by the retiree’s number of years of credited service (subject to a maximum of 30 years). Benefits at retirement ages under 65 are also determined based upon length of service and pay, as adjusted in accordance with the Pension Plan. The Pension Plan provides for vesting of benefits after attaining five years of service, disability and death benefits, and optional joint and survivor benefits for the employee and his or her spouse. Additionally, unreduced Pension Plan benefits are available for retirement at age 60 and above when the retiree’s age plus vested years of service sums at least eighty-five. Pension Plan benefits for non-grandfathered employees will be based on years of credited service as of June 30, 2006 and generally average annual base salary as of January 1 for the five years preceding June 30, 2006. Messrs. Tomczyk’s and Johnson’s pension benefits were frozen as of June 30, 2006.

The present value of accumulated benefits under the Pension Plan shown in the Pension Benefits table are based on the assumption that an employee retires at the earliest unreduced retirement age defined under the Pension Plan; which is the earlier of normal retirement age or age 60 or older with 85 points (age plus vesting service). The assumed retirement age is normal retirement (age 65) for Mr. Tomczyk and age 60 for all other named executive officers. The present value of accumulated benefits is also based on the assumption that the employee will elect a benefit for his or her life with 120 monthly payments guaranteed. If the employee were to elect a benefit payable to a surviving spouse of 50% or more of the employee’s retirement benefit or for the employee’s life only, the retirement benefit for the employee would be adjusted. The benefits listed in the Pension Benefits table are not subject to a deduction for social security or any other offset amount.

The present value of accumulated Pension Plan and Supplemental Plan benefits were computed using a 6.5% discount rate at December 31, 2007 and 6.00% discount rate at December 31, 2006 and the RP2000 Combined Health Mortality Table at December 31, 2007 and December 31, 2006. Lump sum retirement benefits are not available in the Pension Plan, unless an employee is involuntarily terminated or the option was available in a predecessor plan. A portion of Messrs. Tomczyk’s, Johnson’s and Milroy’s Pension Plan benefits are available to be paid in a lump-sum at their election, due to this benefit payment option having been available in a predecessor plan. In addition, Mr. Ramaker’s benefits under the Supplemental Plan upon a Change in Control would be paid in a lump sum, if at the time of the Change in Control he was not eligible to retire. For purposes of the Supplemental Plan, a Change in Control is a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934, as amended. At December 31, 2007, Mr. Ramaker’s pro forma lump sum distribution payable in the event of a Change in Control was calculated at $135,438 using a 5.0% discount rate and The 1994 GAR Mortality Table. Mr. Reisner retired on June 1, 2007 and began receiving monthly pension benefits as of this date. Mr. Milroy elected to be paid his accrued benefit in the Pension Plan in December 2007.

Deferred Compensation

In September 2006, the board of directors approved the Chemical Financial Corporation Deferred Compensation Plan (DC Plan), a voluntary nonqualified supplemental retirement program for a select group of management personnel. The DC Plan is unfunded for tax purposes and for purposes of ERISA. The named executive officers in this proxy statement are eligible to participate in the DC Plan. There are no employer contributions to the DC Plan. Participants may elect to defer up to 75% of their salary, excluding bonus, to the DC Plan. The election to defer compensation under the DC Plan is irrevocable for each plan year as of the beginning of each plan year. Participant contributions are made into a grantor trust for the purpose of providing for payment of the deferred compensation under this plan. The investment of employee contributions are self-directed by participants within an established array of money market, equity and fixed income mutual funds. The aggregate earnings on these investments, by each named executive officer who is a participant in the DC Plan, is included in the table below, and are attributable to the specific investments selected by each participant. Participants may change the designation of their investments at such times as mutually agreed by the parties. As of December 31, 2007, participants could change their investment designation on a daily basis. Participants elect in advance of the deferral of their compensation when the funds will be distributable. The aggregate balances of the participants are distributable, as designated by each participant, during January of the calendar year following the calendar year in which the following occur: the participant’s termination of employment; a change in control; the participant’s death or disability; an unforeseeable emergency or at a specified time, as determined by the participant. The DC Plan provides for distributions to be made in a lump sum amount, five-year installments or ten-year installments.

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2007 NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions	Earnings in	Withdrawals/	Balance at
Name	Last FY(1)	Last FY	Last FY(2)	Distributions	Last FYE

David B. Ramaker	$13,000		$411	—	$16,416
Lori A. Gwizdala	3,000		450	—	6,480
Thomas W. Kohn	—		—	—	—
James E. Tomczyk	—		—	—	—
Kenneth W. Johnson	—		—	—	—
John A. Reisner	5,500		809	—	11,549
James R. Milroy	—		—	—	—

(1)	Amounts included in this column are included in the Salary column in the Summary Compensation Table.

(2)	Amounts included in this column are not included in the Summary Compensation Table.

Compensation Committee Interlocks and Insider Participation

During 2007, the Compensation and Pension Committee was composed of Mr. Anderson, Chairman, Ms. Bowman and Messrs. Bernson, Currie, Huff, Moore, Oliver, Stavropoulos and Wheatlake. Mr. Oliver was formerly President and Chief Executive Officer of the Corporation from January 1997 through December 31, 2001.

Compensation Committee Report

In fulfilling its oversight responsibilities, the Compensation and Pension Committee reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K Item 402(b) issued by the SEC with the Chief Executive Officer of the Corporation. In reliance on these reviews and discussions, the Compensation and Pension Committee recommended to the board of directors (and the board approved) that the Compensation Discussion and Analysis be included in this proxy statement for the Corporation’s 2008 Annual Meeting of Shareholders to be filed with the Securities and Exchange Commission.

Respectfully Submitted,

Gary E. Anderson, Chairman
J. Daniel Bernson	Terence F. Moore
Nancy Bowman	Aloysius J. Oliver
James A. Currie	William S. Stavropoulos
Thomas T. Huff	Franklin C. Wheatlake

Audit Committee Report

The Audit Committee oversees the accounting and financial reporting processes on behalf of the board of directors. The Audit Committee operates pursuant to a written charter. Management has the primary responsibility for the financial statements and the reporting process, including the application of accounting and financial principles, the preparation, presentation and integrity of the financial statements, the systems of internal controls and other procedures designed to ensure compliance with accounting standards and applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements that are included in the 2007 annual report to shareholders with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the consolidated financial statements with U.S. generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm its judgments as to the quality, not just the acceptability, of the accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T, other standards of the Public Company Accounting Oversight Board, rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and Chemical Financial, and has received and discussed with the independent registered public accounting firm the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T and as required under the Sarbanes-Oxley Act of 2002, including considering the permissibility of nonaudit services with the registered public accounting firm’s independence.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of Chemical Financial’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of Chemical Financial’s internal control over financial reporting.

The Audit Committee discussed with Chemical Financial’s internal audit staff and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal audit staff and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, including internal control over financial reporting, and the overall quality of the financial reporting. The Audit Committee held eight meetings during 2007.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board approved) that the audited consolidated financial statements and management’s assessment of the effectiveness of Chemical Financial’s internal control over financial reporting be included in Chemical Financial’s Annual Report on Form 10-K for the year ended December 31, 2007 to be filed with the Securities and Exchange Commission.

Respectfully submitted,

Terence F. Moore, Chairman
Gary E. Anderson	Geoffery E. Merszei
J. Daniel Bernson	Aloysius J. Oliver
Nancy Bowman	William S. Stavropoulos
Thomas T. Huff	Franklin C. Wheatlake

Related Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of Chemical Financial and persons who beneficially own more than 10% of the outstanding shares of Chemical Financial’s common stock to file reports of beneficial ownership and changes in beneficial ownership of shares of common stock with the Securities and Exchange Commission. Securities and Exchange Commission regulations require such persons to furnish Chemical Financial with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all applicable Section 16(a) reporting and filing requirements were satisfied by such persons from January 1, 2007 through December 31, 2007.

Certain Relationships and Related Transactions

Directors, officers, principal shareholders and their associates and family members were customers of, and had transactions (including loans and loan commitments) with, Chemical Financial’s bank subsidiary, Chemical Bank, in the ordinary course of business during 2007. All such loans and commitments were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features. Similar transactions

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may be expected to take place in the ordinary course of business in the future. None of these loan relationships presently in effect are in default as of the date of this proxy statement. On May 30, 2007, the Corporation purchased Mr. Reisner’s personal residence in Midland, Michigan from him at an independent third-party appraised value of $158,543. During 2006, Chemical Bank contracted with a company owned by Calvin Prins, a director of both Chemical Bank and Chemical Financial from January 1, 2006 to June 4, 2007, to build two bank branch offices and also perform repair work at other offices. Payments of $1,532,000 were made to a company owned by Mr. Prins in 2006 for this work. All work was complete as of January 31, 2007 and the remaining amounts due of $131,000 were paid by Chemical Bank in 2007.

Dividend Reinvestment Program Shares (Chemical Invest Direct)

If a shareholder is enrolled in Chemical Financial’s Dividend Reinvestment Program (Chemical Invest Direct), the enclosed proxy card covers: (1) all shares of Chemical Financial’s common stock owned directly by the shareholder at the record date, and (2) all shares of Chemical Financial’s common stock held for the shareholder in Chemical Invest Direct at that time. Computershare Investor Services, LLC, as the shareholder’s agent under the program, will vote any common stock held by it under the program in accordance with the shareholder’s written direction as indicated on the proxy card. All such shares will be voted the way the shareholder directs. If no specific instruction is given on a returned proxy card, Computershare Investor Services, LLC will vote as recommended by the board of directors.

Change in Independent Registered Public Accounting Firm

Effective May 11, 2006, the board of directors of Chemical Financial dismissed Ernst & Young LLP (E&Y) as Chemical Financial’s independent registered public accounting firm. The dismissal of E&Y was recommended and approved by the Audit Committee of Chemical Financial’s board of directors on April 17, 2006. On that same date, the Audit Committee recommended and approved the engagement of KPMG LLP (KPMG) as independent auditors for the year ended December 31, 2006. The change in accounting firms was based on the results of a competitive bidding process.

The audit reports of E&Y on Chemical Financial’s consolidated financial statements as of and for the year ended December 31, 2005 and E&Y’s report on management’s assessment of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the calendar year ended December 31, 2005, and from December 31, 2005 through the effective date of E&Y’s dismissal (the Relevant Period), there were no disagreements (as that term is defined in Item 304(a)(l)(iv) of Regulation S-K issued under the Securities Exchange Act of 1934, as amended, and its related instructions) between Chemical Financial and E&Y on any matters of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of such disagreements in connection with its reports. Also during the Relevant Period, there were no reportable events between Chemical Financial and E&Y (as described in Item 304(a)(l)(v) of Regulation S-K issued under the Securities Exchange Act of 1934, as amended, and its related instructions).

During the Relevant Period, Chemical Financial did not consult with KPMG regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on Chemical Financial’s financial statements, or any other matter that was the subject of a disagreement or reportable event.

Independent Registered Public Accounting Firm

Ernst & Young LLP served as the independent registered public accounting firm for Chemical Financial for the first quarter of 2006. KPMG LLP served as the independent registered public accounting firm for Chemical Financial for the remaining three quarters of 2006 and for the year ended December 31, 2007 and the Audit Committee has reappointed KPMG LLP for 2008. In accordance with prior practice, representatives of KPMG LLP are expected to be present at the annual meeting of shareholders on April 21, 2008, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

A summary of the fees payable to Ernst & Young LLP during each of the two calendar years ended December 31, 2007 follows.

	2007	2006

Audit Fees(1)	$37,952	$143,664
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$37,952	$143,664

A summary of the fees payable to KPMG LLP during each of the two calendar years ended December 31, 2007 follows.

	2007	2006

Audit Fees(1)	$846,500	$770,000
Audit-Related Fees	5,500	—
Tax Fees	29,645	—
All Other Fees	—	—

Total	$881,645	$770,000

(1)	Audit of consolidated financial statements, procedures related to the Federal Deposit Insurance Corporation Improvement Act, quarterly review procedures for Forms 10-Q, and additional internal control testing.

Shareholder Proposals

If you would like a proposal to be presented at the annual meeting of shareholders in 2009 and if you would like your proposal to be considered for inclusion in Chemical Financial’s proxy statement and form of proxy relating to that meeting, you must submit the proposal to Chemical Financial in accordance with Securities and Exchange Commission Rule 14a-8. Chemical Financial must receive your proposal by November 7, 2008 for your proposal to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. To be considered timely, any other proposal that you intend to present at the 2009 annual meeting of shareholders must similarly be received by Chemical Financial by November 7, 2008.

Important Notice Regarding Delivery of Shareholder Documents

As permitted by Securities and Exchange Commission rules, only one copy of this proxy statement and the 2007 Annual Report to Shareholders is being delivered to multiple shareholders sharing the same address unless Chemical Financial has received contrary instructions from one or more of the shareholders who share the same address. We will deliver on a one-time basis, promptly upon written or verbal request from a shareholder at a shared address, a separate copy of our proxy statement and the 2007 Annual Report to Shareholders. Requests should be made to Chemical Financial Corporation, Attn: Lori A. Gwizdala, Chief Financial Officer, 333 E. Main Street, Midland, Michigan 48640, telephone (989) 839-5350. Shareholders sharing an address who are currently receiving multiple copies of the proxy statement and annual report to shareholders may instruct us to deliver a single copy of such documents on an ongoing basis. Such instructions must be in writing, must be signed by each shareholder who is currently receiving a separate copy of the documents, must be addressed to Chemical Financial Corporation, Attn: Lori A. Gwizdala, Chief Financial Officer, 333 E. Main Street, Midland, Michigan 48640, and will continue in effect unless and until we receive contrary instructions as provided below. Any shareholder sharing an address may request to receive and instruct us to send separate copies of the proxy statement and annual report to shareholders on an ongoing basis by written or verbal request to Chemical Financial Corporation, Attn: Lori A. Gwizdala, Chief Financial Officer, 333 E. Main Street, Midland, Michigan 48640, telephone (989) 839-5350. We will begin sending separate copies of such documents within thirty days of receipt of such instructions.

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Form 10-K Report Available

Chemical Financial’s combined 2007 Annual Report to Shareholders and Form 10-K Annual Report to the Securities and Exchange Commission, including financial statements and financial statement schedules, and the 2008 Notice of the Annual Meeting and Proxy Statement are available on the following website, www.envisionreports.com/chfc or through the United States Securities and Exchange Commission’s website at www.sec.gov. This information may be obtained without charge upon written request to Chemical Financial Corporation. Please direct your requests to Chemical Financial Corporation, 333 E. Main Street, Midland, Michigan 48640, Attn: Lori A. Gwizdala, Chief Financial Officer. Copies of exhibits may also be requested at the cost of 30 cents per page from the Corporation.

By Order of the Board of Directors

David B. Ramaker
Chairman, Chief Executive Officer and President

APPENDIX A

CHEMICAL FINANCIAL CORPORATION
DIRECTORS’ DEFERRED STOCK PLAN

ARTICLE 1

Establishment of Plan; Purposes of Plan

1.1  Establishment of Plan.  Chemical Financial Corporation, a Michigan corporation (the “Company”), establishes the Chemical Financial Corporation Directors’ Deferred Stock Plan (the “Plan”), a supplemental nonqualified deferred compensation plan for the Non-Employee Directors and Advisory Directors of the Company.

The Plan is an unfunded plan within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). It is intended that the Plan not cover employees and therefore not be subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is intended to provide benefits to Non-Employee Directors and Advisory Directors of the Company in the form of elective deferrals and an equity retainer that are fully compliant with Code Section 409A.

1.2  Purposes of Plan.  The purposes of the Plan are to attract and retain well qualified individuals for service as Non-Employee Directors of the Company, to provide Non-Employee Directors and Advisory Directors with the opportunity to increase their financial interest in the Company, and thereby increase their personal interest in the Company’s continued success, through the payment of income to Non-Employee Directors and Advisory Directors in amounts tied to the performance of the Company’s common stock and payable in common stock, and to provide Non-Employee Directors and Advisory Directors with the opportunity to accumulate supplemental assets through the deferral of Director’s Fees and/or all of the Cash Retainer payable to Non-Employee Directors.

1.3  Number of Stock Units.  Subject to adjustment as provided in Section 4.3 of the Plan, a maximum of 400,000 Stock Units, which are convertible into Company common stock at a one-to-one ratio upon distribution, together with 400,000 shares of Company common stock are available for awards under the Plan.

1.4  Effective Date and Plan Year.  The “Effective Date” of this Plan is April 21, 2008, subject to shareholder approval at the Company’s 2008 Annual Meeting of Shareholders. Each Plan provision applies until the effective date of an amendment of that provision. The “Plan Year” will be the 12-month period beginning each January 1, except that the Plan Year for the year in which the Plan becomes effective will commence on the Effective Date of the Plan and end on December 31 of such year.

ARTICLE 2

Participation

2.1  Eligibility to Participate.  A Non-Employee Director will be eligible to become a Participant in the Plan on the first day of the individual’s term as a Non-Employee Director. The Company board may permit, in its discretion, an Advisory Director to participate in the Plan.

(a)  Non-Employee Director.  “Non-Employee Director” means any individual who serves as a member of the board of directors of the Company and who is not an employee of the Company or any of its subsidiaries.

(b)  Advisory Director.  “Advisory Director” means any individual who serves as a member of one or more community advisory boards and who is not an employee of the Company or any of its subsidiaries.

(c)  Participant.  “Participant” means each Non-Employee Director who is not excluded from participating in the Plan under Section 2.1(d) and each Advisory Director who is permitted by the Company board to participate in the Plan and not excluded from participating in the Plan under Section 2.1(d).

(d)  Exclusion.  The Committee may exclude any Non-Employee Director or Advisory Director from participating in the Plan at any time pursuant to an individual agreement or arrangement with the Non-Employee Director or Advisory Director.

2.2  Cessation.  An individual will cease active participation in the Plan upon Termination of Service. An individual’s participation will cease entirely when all amounts payable under the Plan to the Participant or the Participant’s Beneficiary have been completed.

ARTICLE 3

Contributions

3.1  Elective Deferral of Director’s Fees.

(a)  Director’s Fee.  “Director’s Fee” means any payment to a Participant for service as a Non-Employee Director, other than the Annual Retainer, including payments for attendance at meetings of the board of directors or meetings of committees of the board of directors, and any retainer fee paid to chairpersons of committees of the board of directors. If the Company

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board permits Advisory Directors to participate in the Plan, then Director’s Fee includes any fees paid for service as an Advisory Director, both for Advisory Directors and Non-Employee Directors.

(b)  Amount of Deferral.  A Participant may elect to defer payment of 0% or 100% of Director’s Fees. For each amount deferred, the Participant’s Fee Account will be credited with cash equal to the deferred fees, which will then be converted to a number of Stock Units (including fractions of a Stock Unit) on the date the Company pays its next quarterly dividend. The number of Stock Units (including fractions of a Stock Unit) will be determined by dividing the dollar amount deferred by the Market Value of Company common stock on the next regular cash dividend payment date.

(c)  Deferral Elections.  A Participant may make an initial irrevocable election to defer Director’s Fees during the first 30 days of eligibility to participate and such election will apply only to Director’s Fees earned following the date of the election. If a new Participant does not make an election during this 30-day period, the Participant may not make a deferral election effective earlier than the beginning of the next Plan Year. The election to defer, or modify or revoke a prior election to defer, Director’s Fees will be made by the Participant on a form provided for that purpose before the beginning of a Plan Year and will become irrevocable for each Plan Year thereafter as of the beginning of each Plan Year. Any deferral election will continue in effect for each Plan Year until revoked or modified for a subsequent Plan Year by the Participant. An election to defer Director’s Fees will not become effective sooner than the date of the written irrevocable election. The Participant will have no claim or right to payment or distribution of the amounts deferred except in accordance with the terms of the Plan.

3.2  Deferral of Annual Retainer.

(a)  Annual Retainer.  “Annual Retainer” means a lump sum amount paid to each Non-Employee Director for their service throughout the year to the Company and its shareholders.

(b)  Equity Retainer.  “Equity Retainer” means 50% of the Annual Retainer, or such greater percentage as determined by the board of directors in its sole discretion, that is automatically contributed to a Participant’s Fee Account in the form of Stock Units (including fractions of a Stock Unit) on behalf of each Non-Employee Director of the Company on the date the Annual Retainer is paid.

(c)  Cash Retainer.  “Cash Retainer” means the difference between the Annual Retainer and the Equity Retainer, if any, that will be paid to a Non-Employee Director in cash unless a Participant elects to defer the payment under this Section 3.2. If the Participant makes such an election, the Participant’s Fee Account will be credited with Stock Units (including fractions of a Stock Unit) equal to the Cash Retainer on the date the Annual Retainer is paid.

(d)  Deferral Elections.  A Participant may make an initial irrevocable election to defer the Cash Retainer during the first 30 days of eligibility to participate and such election will apply only to Cash Retainers earned following the date of the election. If a new Participant does not make an election during this 30-day period, the Participant may not make a deferral election effective earlier than the beginning of the next Plan Year. The election to defer, or modify or revoke a prior election to defer, the Cash Retainer will be made by the Participant on a form provided for that purpose before the beginning of a Plan Year and will become irrevocable for each Plan Year thereafter as of the beginning of each Plan Year. Any deferral election will continue in effect for each Plan Year until revoked or modified for a subsequent Plan Year by the Participant. An election to defer the Cash Retainer will not become effective sooner than the date of the written irrevocable election. The Participant will have no claim or right to payment or distribution of the amounts deferred except in accordance with the terms of the Plan.

3.3  Unfunded Plan.  The Company is not required to make contributions to fund the benefits under this Plan. The Company may make contributions sufficient to prevent an unfunded liability from adversely affecting financial disclosures required under generally accepted accounting principles and to provide reasonable anticipated benefits under this Plan.

(a)  No Relationship to Benefits.  The benefits provided by this Plan will be separate from and unrelated to any contributions made by the Company (including but not limited to assets held in a trust created under Article 9 of this Plan, if any).

(b)  Unfunded Plan.  This will be an unfunded Plan within the meaning of ERISA and the Code. Benefits payable under this Plan constitute only an unsecured contractual promise to pay in accordance with the terms of this Plan by the Company.

(c)  Unsecured Creditor Status.  A Participant will be an unsecured general creditor of the Company as to the payment of any benefit under this Plan. The right of any Participant or Beneficiary to be paid the amount promised in this Plan will be no greater than the right of any other general, unsecured creditor of the Company.

ARTICLE 4

Accounting

4.1  Fee Accounts.  For bookkeeping purposes only, the Company will maintain a single “Fee Account” for each individual Participant and credit such account with amounts as determined under Sections 3.1 and 3.2.

4.2  Dividend Equivalents.  A Participant’s account will be credited with Dividend Equivalents on each date the Company pays its quarterly cash dividends. “Dividend Equivalent” means a number of Stock Units equal to the number of shares of common stock (including fractions of a share) that have a Market Value equal to the amount of any cash dividends that would have been paid to a shareholder owning the number of shares of common stock represented by Stock Units credited to a Participant’s Fee Account on each dividend payment date.

4.3  Adjustments.  If the number of shares of common stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the capital structure of the Company, the number of shares remaining available for awards under the Plan and the number of Stock Units credited to a Participant’s Fee Account will be appropriately adjusted to reflect the number and kind of shares of common stock, other securities or other consideration that holders of common stock would receive by reason of the change in capital structure.

(a)  Stock Unit.  “Stock Unit” means the device used by the Company to measure and determine the value of benefits to be distributed to a Participant under the Plan. One Stock Unit represents the value of and is equal to one share of the Company’s common stock.

(b)  Market Value.  “Market Value” means the closing sale price of shares of Company common stock on The NASDAQ Stock Market (or any successor exchange that is the primary stock exchange for trading of common stock) on the applicable date, or if The NASDAQ Stock Market (or any such successor) is closed on that date, the last preceding date on which The NASDAQ Stock Market (or any such successor) was open for trading and on which shares of common stock were traded.

4.4  Annual Statement.  The Company will provide each Participant with a written account statement reflecting the number and value of Stock Units in the Participant’s account at least annually. If the Participant does not object to the account within 30 days after receipt, the account will be deemed final and binding on all parties.

ARTICLE 5

Vesting

5.1  Vesting.  A Participant’s Fee Account, including any credited Dividend Equivalents, is fully vested and will not be subject to forfeiture for any reason.

ARTICLE 6

Distribution

6.1  Event and Time of Distribution.  A Participant or Beneficiary will receive a distribution from the Plan upon the Participant’s Termination of Service (as defined below), the Participant’s death, a Change in Control (as defined below) or a termination of the Plan. Distribution upon death, a Change in Control, or a termination of the Plan will occur within 30 days of the distribution event. Distribution upon the Participant’s Termination of Service will occur as elected by the Participant below.

(a)  Distribution Election.  A Participant may elect that distribution upon the Participant’s Termination of Service be made in a lump sum in the first June following the Participant’s Termination of Service or in five equal annual installments, with the first installment paid in the first June following the Participant’s Termination of Service and the remaining installments paid in the four subsequent Junes. A Participant’s distribution election pursuant to this Section 6.1 must be made when the Participant begins participation in the Plan. Such election will be irrevocable and will apply to all future deferral elections.

(b)  Change in Control.  “Change in Control” means:

(i)  the acquisition by any person, or more than one person acting as a group, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either: (A) the then outstanding shares of common stock of the Company; or (B) the total fair market value of the Company. The following acquisitions will not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by any corporation pursuant to a reorganization, merger, or consolidation involving the Company, if, immediately after such reorganization, merger, or consolidation, each of the following conditions are satisfied: (1) more than 50% of the shares of Company common stock and 50% of the

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combined voting power of the outstanding securities of the Company entitled to vote for the election of directors is beneficially owned, directly or indirectly, by all the individuals or entities who were beneficial owners immediately before the reorganization, merger or consolidation, (2) a Person (other than the Company, any employee benefit plan or related trust sponsored by the Company or the resulting corporation, a person which beneficially owned before the reorganization, merger or consolidation 20% or more of the outstanding Company common stock or outstanding securities) does not beneficially own directly or indirectly more than 20% of the Company common stock or outstanding securities, and (3) at least a majority of the members of the board of directors were members of the board immediately before the reorganization, merger, or consolidation, or (D) any acquisition by the Participant or any group of persons including the Participant;

(ii)  the acquisition by a Person, in one acquisition or within the 12-month period ending on the date of the Person’s most recent acquisition, of 30% or more of the outstanding common stock;

(iii)  a majority of individuals who constitute the board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the directors before the date of the appointment or election; or

(iv)  the acquisition by a Person, in one acquisition or within the 12-month period ending on the date of the Person’s most recent acquisition, of assets from the Company having a total gross fair market value at least equal to 40% of the total gross fair market value of all the assets of the Company immediately before the acquisition(s). Fair market value will be determined without regard to liabilities associated with the assets.

(c)  Termination of Service.  “Termination of Service” means the termination by a Participant of service as a director of the Company for any reason in a manner that constitutes a “separation from service” as that term is defined by Code Section 409A.

6.2  Form of Distribution.  Distributions will be made to the Participant or Beneficiary in common stock and cash in the amount of any fractional shares multiplied by the Market Value of a share (the “Cash in Lieu of Fractional Shares”) directly by the Company. No shares of Company common stock will be issued until Termination of Service, death, a Change in Control or termination of the Plan. The Participant will receive a number of shares of common stock and Cash in Lieu of Fractional Shares equal to the number of Stock Units in the Participant’s Fee Account, plus Dividend Equivalents credited to the Participant’s account, as provided below. The Plan will permit the following forms of distribution:

(a)  Lump Sum.  A single lump-sum distribution of all of the common stock and Cash in Lieu of Fractional Shares to be issued with respect to Stock Units under the Plan. Payment will be made only in a lump sum upon a Participant’s death, a Change in Control or the termination of the Plan. The Participant may also elect to receive a lump sum upon Termination of Service in accordance with Section 6.1(a).

(b)  Installments.  A distribution of five annual installments as elected in the Participant’s initial election under Section 6.1(a). The initial installment will be a number of shares of common stock and Cash in Lieu of Fractional Shares equal to the number of Stock Units in the Participant’s Fee Account, plus Dividend Equivalents credited to the Participant’s account, divided by the number of installments. Subsequent installments will be determined by dividing the remaining Stock Units credited to the Participant’s account, plus any additional Dividend Equivalents credited to the Participant’s account during the distribution period, by the remaining number of installment distributions. Each distribution will result in a reduction of the amount of Stock Units credited to a Participant’s account by an amount of Stock Units equal to the number of Stock Units that were either converted to common stock and Cash in Lieu of Fractional Shares and distributed to the Participant (or to any other person, as contemplated by the Plan) or withheld to account for payment of the generation-skipping tax.

6.3  Death.  If the Participant dies before distribution of the Participant’s benefit due under the Plan, distribution will be made to the Participant’s Beneficiary.

(a)  Beneficiary.  “Beneficiary” means the individual, trust or other entity designated by the Participant to receive any benefits to be distributed under the Plan after the Participant’s death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. The Participant’s will is not effective for this purpose.

(b)  Failure to Designate.  If the Participant fails to designate a Beneficiary, benefits will be paid to the Participant’s Surviving Spouse, and if the Participant does not have a Surviving Spouse, to the Participant’s estate. “Surviving Spouse” means the husband or wife to whom the Participant is married at the time of the Participant’s death who survives the Participant. The legal existence of the spousal relationship will be governed by the law of the state or other jurisdiction of domicile of the Participant. If the Participant and spouse die under circumstances which prevent ascertainment of the order of their deaths, it will be presumed for the Plan that the Participant survived the spouse.

(c)  Generation-Skipping Transfer Tax.  Notwithstanding any other provision in the Plan, the Company may withhold any benefits that would otherwise be distributed to a Beneficiary as a result of the death of a Participant or any other Beneficiary until it can be determined whether a generation-skipping transfer tax, as defined in Chapter 13 of the Code, or any substitute provision therefore, is payable by the Company and the amount of generation-skipping transfer tax, including interest, that is due. If such tax is payable, the benefits that would otherwise be distributed under the Plan will be reduced by the number of shares of common stock with a Market Value on the date of distribution of the benefits, if any, equal to the generation-skipping transfer tax and interest. Any benefits withheld and determined not to be required to account for the generation-skipping transfer tax will be distributed as soon as there is a final determination of the applicable generation-skipping transfer tax and interest. No interest will be payable to any Beneficiary for the period from the date of death to the time when the amount of benefits to be distributed to a Beneficiary can be fully determined pursuant to this paragraph.

6.4  Acceleration of Payments.  Benefits may not begin before the dates specified in this Plan except:

(a)  Unforeseeable Emergency.  The Committee may, upon a Participant’s or Beneficiary’s request, make distributions reasonably necessary to satisfy an Unforeseeable Emergency (including reasonably anticipated attributable taxes or penalties) which cannot be made through reimbursement or compensation from insurance or by liquidation of assets that would not cause severe financial hardship. “Unforeseeable Emergency” means a severe financial hardship resulting from an illness or accident of the Participant, Beneficiary, their spouse or dependents, loss of the Participant’s or a Beneficiary’s property due to casualty or other similar and extraordinary circumstances beyond the control of the Participant or Beneficiary (including but not limited to imminent foreclosure or eviction from the Participant’s or Beneficiary’s primary residence or the need to pay medical or funeral expenses of the Participant or Beneficiary or their spouse or dependents).

(b)  409A Income Inclusion.  Upon failure of the Plan to meet the requirements of Code Section 409A, in an amount required to pay all taxes attributable to an amount to be included in income as the result of the failure.

(c)  Plan Termination.  Twelve months following a termination of the Plan that complies with the requirements of Section 9.1(b).

6.5  QDRO.  If the Plan receives a QDRO, benefits to an alternate payee may begin as specified in the QDRO, but not before benefits would have otherwise been payable. “QDRO” means a qualified domestic relations order, as defined in Code Section 414(p), that is issued by a competent state court and that meets the following conditions:

(a)  Alternate Payee.  The alternate payee must be the spouse or former spouse or a child or other dependent of the Participant.

(b)  Reason for Payments.  The payments must relate to alimony, support of a child or other dependent, or a division of marital property.

(c)  Contents.  The QDRO must contain the name and address of the Participant and the alternate payee, the amount of the distribution or percentage of the Participant’s benefit to be paid to the alternate payee, the date as of which the amount or percentage is to be determined, and instructions concerning the timing and method of payment.

(d)  Restrictions.  A QDRO may not require (i) this Plan to pay more than the actuarially equivalent present value of the Participant’s benefit to the Participant and all alternate payees; (ii) a method, payment date, or duration of payment not otherwise permitted under this article; or (iii) cancellation of the prior rights of another alternate payee.

6.6  Self-Employment Taxes.  To the extent that amounts distributed or deferred under the Plan are deemed to be net earnings from self-employment, each Non-Employee Director will be responsible for any taxes payable under federal, state or local law.

ARTICLE 7

Administration

7.1  Power and Authority.  The Committee will administer the Plan, will have full power and authority to interpret the provisions of the Plan, and will have full power and authority to supervise the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan will be final and conclusive. “Committee” means the Compensation and Pension Committee of the board of directors or such other committee as the board of directors will designate to administer the Plan. The Committee will consist of at least two members of the board of directors, and all of its members will be “non-employee directors” as defined in

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Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

7.2  Delegation of Powers; Employment of Advisers.  The Committee may delegate to any agent such duties and powers, both ministerial and discretionary, as it deems appropriate except those that may not be delegated by law or regulation. In administering the Plan, the Committee may employ attorneys, consultants, accountants or other persons, and the Company and the Committee will be entitled to rely upon the advice, opinions or valuation of any such persons. All usual and reasonable expenses of the Committee will be paid by the Company.

7.3  Disputes.  In the event that a dispute arises regarding the eligibility to participate in the Plan or any other matter relating to Plan participation, such dispute will be resolved by the Committee. The determination by the Committee with respect to such disputes will be final and binding on all parties and the Participants will acknowledge and accept the right of the Committee to resolve any disputes as a condition of participation in the Plan. In the event that a dispute arises regarding the amount of any benefit distribution under the Plan, the Committee may appoint a qualified independent certified public accountant to determine the amount of distribution and such determination will be final and binding on all parties. If the Participant involved in the dispute is a member of the Committee, such Participant will not be involved in the Committee’s decision.

7.4  Indemnification of Committee Members.  Each person who is or has been a member of the Committee or to whom authority is or has been delegated will be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan. Each such person will be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

ARTICLE 8

Investment and Administration of Assets

8.1  Trust.  Contributions to this Plan or assets purchased by the Company with the intent of defraying the cost of providing benefits under this Agreement may be held in a trust (the “Trust”). The Trust will conform to the terms of the model trust set forth in Revenue Procedure 92-65 (or a successor pronouncement by the Internal Revenue Service). Notwithstanding the Trust, it is the intention of the Company that this Plan is unfunded for tax purposes.

8.2  Available to Creditors.  Any contribution made by the Company or asset held by the Trust related to this Agreement will be available to the general creditors of the Company as specified in the Trust.

8.3  No Trust or Fiduciary Relationship.  Except as required by governing law, this Plan will not create a trust or fiduciary relationship of any kind between the Participant (or the Participant’s spouse or Beneficiary) and the Company or any third party.

8.4  Benefit Payments.  Benefit payments will be paid directly by the Company or indirectly through the Trust (owned or maintained by the Company) to the Participant or the Participant’s Beneficiary. If the Trust is established, the Company will not be relieved of its obligation and liability to pay the benefits of this Plan except to the extent payments are actually made from the Trust.

ARTICLE 9

General Provisions

9.1  Amendment; Termination.  The Company reserves the right to amend the Plan prospectively or retroactively, in whole or in part, or to terminate the Plan.

(a)  Restrictions.  An amendment or termination may not reduce or revoke a Participant’s accrued benefit under the Plan as of the later of the date of adoption of the amendment or the effective date of the amendment or termination.

(b)  Termination Requirements.  If the termination does not meet the following requirements for acceleration of payment upon termination of the Plan, the account of a Participant will be administered and distributed under the otherwise applicable provisions of the Plan. A termination may not permit acceleration of distributions unless: (i) the termination is within 12 months of a corporation dissolution taxed under Code Section 331 or with the approval of a Bankruptcy Court under Chapter 11 of the Bankruptcy Code; (ii) the termination is within 30 days preceding or 12 months following a Change of Control as defined in Article 6; or (iii) all aggregated plans subject to Code Section 409A are terminated, payments are not made for a period of 12 months following the date of termination, all payments are completed within 24 months of the date of termination and the Company does not adopt a plan that would be aggregated with any terminated plan within five years of the date of termination.

9.2  Right of Company to Replace Non-Employee Directors.  Neither the action of the Company in establishing the Plan, nor any provision of the Plan, will be construed as giving any Non-Employee Director the right to be retained as a director, or any right to any payment whatsoever except to the extent of the benefits provided for by the Plan. The Company expressly reserves the right at any time to replace or fail to renominate any Non-Employee Director without any liability for any claim against the

Company for any payment or distribution whatsoever except to the extent provided for in the Plan. The Company has no obligation to create any other or subsequent deferred compensation plan for directors.

9.3  Rights Not Assignable.  Except for designation of a Beneficiary or a QDRO, amounts promised under this Plan will not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance or charge, whether voluntary or involuntary, by the Participant or any Beneficiary of the Participant. An interest in any amount promised will not provide collateral or security for a debt of a Participant or Beneficiary or be subject to garnishment, execution, assignment, levy or to another form of judicial or administrative process or to the claim of a creditor of a Participant or Beneficiary, through legal process or otherwise. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or to otherwise dispose of benefits, before actual receipt of the benefits or a right to receive benefits, will be void and will not be recognized.

9.4  Construction.  The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms (except those at the beginning of a sentence or part of a heading) have the meaning specified in the Plan. If a capitalized term is not defined in the Plan, the term will have the general, accepted meaning of the term.

9.5  Governing Law; Severability.  The Plan will be construed, regulated and administered under the laws of the State of Michigan without regard to conflicts of laws principles. If any provisions of the Plan will be held invalid or unenforceable for any reason, such invalidity or unenforceability will not affect the remaining provisions of the Plan, and the Plan will be deemed to be modified to the least extent possible to make it valid and enforceable in its entirety.

IN WITNESS WHEREOF, this instrument is executed as an act of the Company this            day of           , 2008.

CHEMICAL FINANCIAL CORPORATION

By

Its

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CHEMICAL
FINANCIAL CORPORATION℠

Proxy — Chemical Financial Corporation

This Proxy is Being Solicited on Behalf of the Board of Directors of the Corporation for the Annual Meeting – April 21, 2008

The undersigned hereby appoints Gary E. Anderson, David B. Ramaker and Aloysius J. Oliver, jointly and severally, proxies, with full power of substitution, to vote all the shares of capital stock of CHEMICAL FINANCIAL CORPORATION that the undersigned may be entitled to vote, including dividend reinvestment plan shares, if any, held of record by the undersigned on February 21, 2008, at the annual meeting of shareholders of Chemical Financial Corporation to be held at the Midland Center for the Arts, 1801 W. St. Andrews, Midland, MI, on Monday, April 21, 2008, and at any adjournment thereof, such proxies being directed to vote as specified on the reverse side of this card or, if no specification is made, FOR the election of all nominees listed for directors, FOR approval of the Directors' Deferred Stock Plan, and in accordance with their discretion on such other matters that may come before the meeting.

If this proxy is properly executed and returned, your shares will be voted at the annual meeting and any adjournment.

If you specify a choice, your shares will be voted as specified. Where a choice is not specified, the proxies will vote the shares represented by this proxy FOR approval of the election of all nominees listed for directors, FOR approval of the Directors' Deferred Stock Plan, and in accordance with their discretion on such other matters that may come before the meeting.

(Continued and to be signed on the reverse side.)

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

F Please detach here F The Board of Directors Recommends a Vote FOR Item 1. 1. To approve the Plan of Complete Dissolution and Liquidation of National h For h Against h Abstain Energy Group, Inc., in the form attached to the Proxy Statement and presented to the shareholders of the Company for their approval at the Special Meeting, and the dissolution and liquidation of the Company in accordance with the terms of such Plan of Complete Dissolution and Liquidation. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” APPROVAL OF THE PLAN OF COMPLETE DISSOLUTION AND LIQUIDATION AND THE DISSOLUTION AND LIQUIDATION OF THE COMPANY IN ACCORDANCE WITH THE TERMS OF SUCH PLAN AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO OTHER MATTERS. Address Change? Mark Box h Indicate changes below: Date Signature(s) in Box If the stock is jointly held, each joint owner should sign. When signing as attorney-in-fact, executor administrator, trustee, guardian, corporate officer, or partner, please give full title.

CHEMICAL FINANCIAL CORPORATION℠

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Gary E. Anderson	☐	☐	06 - Michael T. Laethem	☐	☐	10 - David B. Ramaker	☐	☐
02 - J. Daniel Bernson	☐	☐	07 - Geoffrey E. Merszei	☐	☐	11 - Larry D. Stauffer	☐	☐
03 - Nancy Bowman	☐	☐	08 - Terence F. Moore	☐	☐	12 - William S. Stavropoulos	☐	☐
04 - James A. Currie	☐	☐	09 - Aloysius J. Oliver	☐	☐	13 - Franklin C. Wheatlake	☐	☐
05 - Thomas T. Huff	☐	☐						

	For	Against	Abstain
2. Approval of Chemical Financial Corporation Directors' Deferred Stock Plan.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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<STOCK#> 00U8SD

NATIONAL ENERGY GROUP, INC. SPECIAL MEETING OF SHAREHOLDERS Thursday, February 7, 2008 10:00 A.M. White Rock Room Radisson Hotel Central Dallas 6060 North Central Expressway Dallas, TX 75206 NATIONAL ENERGY GROUP, INC. 4925 Greenville Avenue, Suite 1352 Dallas, TX 75206 proxy This proxy is solicited by the Board of Directors of National Energy Group, Inc. (the “Company”) for use at the Company’s Special Meeting of Shareholders to be held in the White Rock Room, Radisson Hotel Central Dallas, 6060 North Central Expressway, Dallas, Texas 75206 at 10:00 a.m., Central Time, on Thursday, February 7, 2008, and at any adjournment, postponement, or rescheduling thereof (the “Special Meeting”), as more fully described in the Company’s Proxy Statement for the Special Meeting dated January 7, 2008 which accompanies this proxy (the “Proxy Statement”). The Company shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Item 1. By signing the proxy, you revoke all prior proxies and appoint Bob G. Alexander and Grace Bricker and each of them, as lawful attorneys-in-fact and proxies, with several power of substitution, for and in your name, to represent and vote, as designated on the reverse side, all shares of the common stock of the Company which you are entitled to vote on the matter shown on the reverse side, except as specifically indicated on the reverse side, and any matters which may properly come before the Special Meeting. See reverse for voting instructions.